EXHIBIT 10.1.9

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

THIRD AMENDED AND RESTATED SALE AND SERVICING AGREEMENT

among

PAGE EIGHT FUNDING LLC,

as Purchaser and Borrower,

CONSUMER PORTFOLIO SERVICES, INC.,

As Seller and Servicer,

CITIBANK, N.A.,

as Administrative Agent and Collateral Agent,

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as
Backup Servicer, Custodian and Account Bank

Dated as of
November 1, 2024

TABLE OF CONTENTS

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SCHEDULES

Schedule A	-	Schedule of Receivables
Schedule B	-	Location for Delivery of Receivable Files
Schedule C	-	Existing Defaults, Breaches and Trigger Events
Schedule D	-	E-mail Notice Addresses
Schedule E	-	Contents of Data File
Schedule F	-	Contents of Image File

EXHIBITS

Exhibit A-1	-	Form of Servicer’s Certificate
Exhibit A-2	-	Contents of Electronic File
Exhibit B	-	Form of Trust Receipt
Exhibit C	-	Form of Release Request
Exhibit D	-	Fee Schedule
Exhibit E	-	Contract Purchase Guidelines
Exhibit F	-	Form of Assignment
Exhibit G	-	Form of Addition Notice
Exhibit H	-	Servicing Guidelines
Exhibit I	-	Additional Servicing Covenants
Exhibit J	-	Form of Power of Attorney
Exhibit K	-	Form of Dealer Agreement

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THIRD AMENDED AND RESTATED SALE AND SERVICING AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) dated as of November 1, 2024, among PAGE EIGHT FUNDING LLC, a Delaware limited liability company (in its capacities as Purchaser, the “Purchaser” and as Borrower, the “Borrower”), CONSUMER PORTFOLIO SERVICES, INC., a California corporation (in its capacities as Seller, the “Seller” and as Servicer, the “Servicer,” respectively), CITIBANK, N.A., a national banking association, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent (the “Collateral Agent”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (in its capacities as Backup Servicer, the “Backup Servicer”, as Custodian, the “Custodian”, and as Account Bank, the “Account Bank”, respectively).

WHEREAS, the Purchaser desires to purchase, from time to time, portfolios of receivables arising in connection with motor vehicle retail installment sale contracts acquired by Consumer Portfolio Services, Inc., from motor vehicle dealers and independent finance companies;

WHEREAS, the Purchaser intends to finance such purchases by borrowing Class A Loans and Class B Loans, each of which shall be secured by, among other assets, the Receivables and the Other Conveyed Property, pursuant to that certain Eighth Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Purchaser, as Borrower, the Servicer, the lenders from time to time party thereto, and Citibank, N.A., its capacity as Administrative Agent and as Collateral Agent;

WHEREAS, the Seller is willing to sell such Receivables and the Other Conveyed Property to the Purchaser from time to time;

WHEREAS the Servicer is willing to service all such Receivables; and

WHEREAS, this Agreement amends and restates in its entirety the Amended and Restated Sale and Servicing Agreement, dated as of July 15, 2022, as amended by that certain Amendment No. 1, dated as of July 11, 2024 (as previously amended to date, the “Existing Agreement”), among the parties hereto, and the parties hereto intend the amendments contained herein to be amendments of the Existing Agreement and not to give rise to any novation or rescission of the Existing Agreement, and intend to be governed by the Existing Agreement as amended hereby and not by a new agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Capitalized terms used in this Agreement and not otherwise defined in this Agreement, shall have the meanings set forth in the Credit Agreement.

SECTION 1.2. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect as of such date of determination or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

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(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

SECTION 1.3. Calculations. All calculations of the amount of the Servicing Fee and the Backup Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of the Facility Fee Amount, the Class A Lenders’ Monthly Interest Distributable Amount and the Class B Lenders’ Monthly Interest Distributable Amount shall be made on the basis of the actual number of days in the Accrual Period and 360 days in the calendar year. All references to the Principal Balance of a Receivable as of the last day of an Accrual Period shall refer to the close of business on such day.

ARTICLE II

CONVEYANCE OF RECEIVABLES

SECTION 2.1. Conveyance of Receivables.

(a) In consideration of the Purchaser’s delivery to or upon the order of the Seller on any Funding Date of the Purchase Price therefor, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations set forth herein) all right, title and interest of the Seller, whether now existing or hereafter arising, in, to and under:

(i) the Receivables listed in Schedule A to each Assignment executed and delivered by the Seller on such Funding Date (including, without limitation, (A) all Scheduled Receivables Payments and other amounts received with respect to the Contracts from the opening of business on the day after the Cut-Off Date and (B) the right to service such Contracts);

(ii) all monies received under the Receivables on and after the related Cutoff Date and all Net Liquidation Proceeds received with respect to the Receivables on and after the related Cutoff Date;

(iii) the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the related Contracts and any other interest of the Seller in such Financed Vehicles, including, without limitation, the Lien Certificates with respect to such Financed Vehicles;

(iv) all security deposits and other collateral provided by an Obligor as collateral security for its obligation under the related Contract;

(v) any proceeds from claims on any Receivables Insurance Policies or certificates relating to the Financed Vehicles securing the Receivables or the Obligors thereunder;

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(vi) all proceeds from recourse against Dealers with respect to the Receivables and all other rights (but none of the obligations) of the Seller arising out of or with respect to the Receivables under any agreements with Dealers;

(vii) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle under a Receivable or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

(viii) all instruments, chattel paper, Lien Certificates and other documents contained in the Receivables Files and Servicing Files relating to the Contracts, together with the Receivable File related to each Receivable and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables for Obligors of the Financed Vehicles;

(ix) the Data File and the Image File;

(x) all amounts and property from time to time held in or credited to the Collection Account or Lockbox Account;

(xi) all property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable that has been acquired by or on behalf of the Seller or the Purchaser pursuant to a liquidation of such Receivable;

(xii) the proceeds from any Servicer’s errors and omissions policy or fidelity bond, to the extent such proceeds relate to any Receivable, Financed Vehicle or other Collateral;

(xiii) the right to recover any Cram Down Losses;

(xiv) all Service Contracts; and

(xv) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

(b) The Seller shall transfer to the Purchaser the Receivables and the Other Conveyed Property described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Funding Date. In addition to constituting conditions precedent to any purchase hereunder and under each Assignment, the following shall also be conditions precedent to any Loan on any Funding Date under the terms of the Credit Agreement:

(i) the Seller shall have provided the Purchaser, the Backup Servicer and the Administrative Agent with an Addition Notice substantially in the form of Exhibit G hereto (which shall include a supplement to the Schedule of Receivables) not later than 1:00 p.m., New York City time, one Business Day before the proposed Funding Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Servicer and the Related Receivables;

(ii) the Seller shall, to the extent required by Section 4.2 of this Agreement, have deposited in the Collection Account all collections received on and after the Cutoff Date in respect of the Related Receivables to be purchased on such Funding Date;

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(iii) as of each Funding Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Related Receivables on such Funding Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as then conducted;

(iv) the Funding Termination Date shall not have occurred;

(v) [reserved];

(vi) the Servicer shall have established the Lockbox Account;

(vii) each of the representations and warranties made by the Seller pursuant to Section 3.1 and the other Loan Documents with respect to the Related Receivables to be purchased on such Funding Date shall be true and correct as of the related Funding Date and the Seller shall have performed all obligations to be performed by it hereunder or in any Assignment on or prior to such Funding Date;

(viii) the Seller shall, at its own expense, on or prior to the Funding Date, indicate in its computer files that the Related Receivables to be purchased on such Funding Date have been sold to the Purchaser pursuant to this Agreement or an Assignment, as applicable, and have been pledged by the Purchaser to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement;

(ix) the Seller shall have taken all action required to maintain (A) the first priority perfected security interest (within the meaning of the UCC) of the Purchaser in the Related Receivables and Other Conveyed Property, and (B) the first priority perfected security interest of the Collateral Agent in the Collateral for the benefit of the Secured Parties;

(x) no selection procedures adverse to the interests of any Lender shall have been utilized in selecting the Related Receivables to be sold on such Funding Date;

(xi) the addition of any such Related Receivables to be purchased on such Funding Date shall not result in a material adverse tax consequence to any Lender or the Purchaser;

(xii) the Seller shall have delivered to the Administrative Agent, for the benefit of the Lenders, an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);

(xiii) no Servicer Termination Event, or any event that, with the giving of notice or the passage of time, or both, would constitute a Servicer Termination Event, shall have occurred and be continuing;

(xiv) [reserved];

(xv) the Custodian shall have confirmed receipt of the related Receivable File for each Related Receivable included in the applicable Total Borrowing Base calculation and shall have delivered a Trust Receipt to the Administrative Agent with respect to the Receivable Files related to the Related Receivables to be purchased on such Funding Date; provided, that if the date of origination for a Related Receivable is ten (10) days or fewer prior to such Funding Date, then the related Trust Receipt for such Related Receivable may be delivered up to ten (10) days following the date of origination for such Related Receivable;

(xvi) the Seller shall have filed or caused to be filed all necessary UCC-l financing statements (or amendments thereto) necessary to maintain (in each case assuming for purposes of this clause (xvi) that such perfection may be achieved by making the appropriate filings), and taken any other steps necessary to maintain, (A) the first priority, perfected security interest (within the meaning of the UCC) of Purchaser (subject only to the prior security interest of the Collateral Agent therein pursuant to the Security Agreement) and (B) the first priority, perfected security interest of the Collateral Agent for the benefit of the Secured Parties, with respect to the Related Receivables and Other Conveyed Property and the Collateral, respectively, to be transferred on such Funding Date;

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(xvii) [reserved];

(xviii) the Seller shall have executed and delivered an Assignment in the form of Exhibit F with respect to such Related Receivables and the Other Conveyed Property related thereto;

(xix) each of the conditions precedent to such Loan set forth in this Agreement and the Credit Agreement shall have been satisfied; and

(xx) no more than one other Funding Date shall have occurred in the same calendar week as such Funding Date.

Unless waived by the Administrative Agent in writing, the Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Related Receivable on the date required as specified above, the Seller will immediately repurchase such Related Receivable from the Purchaser, at a price equal to the Purchase Amount thereof, in the manner specified in Section 3.2 and Section 4.7. Except with respect to item (xv) above, the Administrative Agent may rely on the accuracy of the Officers’ Certificate delivered pursuant to item (xii) above without independent inquiry or verification.

(c) Payment of Purchase Price. In consideration for the sale of the Related Receivables and Other Conveyed Property described in Section 2.1(a) or the related Assignment, the Purchaser shall, on each Funding Date on which Related Receivables are transferred hereunder, pay to or upon the order of the Seller the applicable Purchase Price in the following manner: (i) cash in an amount equal to the amount of the net proceeds of each Loan received by the Purchaser on such Funding Date and (ii) to the extent the Purchase Price for the related Receivables and Other Conveyed Property exceeds the aggregate amount of cash described in clause (i), such excess shall be treated as a capital contribution by the Seller to the Purchaser.

SECTION 2.2. Transfers Intended as Sales.

(a) It is the intention of the Seller and the Purchaser that each transfer and assignment contemplated by this Agreement and each Assignment shall constitute a sale of the Related Receivables and Other Conveyed Property from the Seller to the Purchaser on the applicable Funding Date free and clear of all liens and rights of others and it is intended that the beneficial interest in and title to the Related Receivables and Other Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller and the Purchaser, the transfer and assignment contemplated hereby or by any Assignment is held not to be a sale, this Agreement and each Assignment shall constitute a security agreement under applicable law and the Seller hereby grants to the Purchaser a security interest in the Related Receivables and Other Conveyed Property, which security interest has been assigned to the Collateral Agent, acting on behalf of the Secured Parties, pursuant to the Security Agreement.

(b) The Purchaser will acquire the Related Receivables and Other Conveyed Property on each Funding Date on a servicing-released basis. Consistent with the foregoing, as between the parties to this Agreement, following the Closing, the Purchaser shall have the sole right to service, administer and collect the Related Receivables and Other Conveyed Property and to assign and/or delegate such right to any Person and, except as specifically set forth herein, the Seller or any of its respective Affiliates shall have no obligation to service, administer or collect the Related Receivables and Other Conveyed Property after the related Funding Date.

(c) The Purchaser shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with all of the Purchaser’s right, title and interest in and to the Related Receivables and Other Conveyed Property in whole or in part on whatever terms the Purchaser shall determine.

(d) Except for its obligations specifically assumed hereunder, the Purchaser shall have no obligation or liability under any agreement included in the Related Receivables and Other Conveyed Property. No obligation or liability other than such specifically assumed obligations is intended to be assumed by the Purchaser hereunder, and any such assumption is expressly disclaimed.

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(e) The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Related Receivables and Other Conveyed Property by Seller pursuant to this Agreement are not subject to bulk transfer or any similar statutory provisions.

SECTION 2.3. Further Encumbrance of Receivables and Other Conveyed Property.

(a) Immediately upon the conveyance to the Purchaser by the Seller of the Related Receivables and any item of the related Other Conveyed Property pursuant to Section 2.1 and the related Assignment, all right, title and interest of the Seller in and to such Related Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Purchaser.

(b) Immediately upon the vesting of any Related Receivables and the related Other Conveyed Property in the Purchaser, the Purchaser shall have the sole right to pledge or otherwise encumber such Related Receivables and the related Other Conveyed Property. Pursuant to the Security Agreement, the Purchaser shall grant a security interest in the Collateral to secure the repayment of the Loans, the other Secured Obligations and any and all other amounts due and owing to the Secured Parties pursuant to the Loan Documents.

(c) The Collateral Agent shall, at such time as (i) the Funding Termination Date has occurred, (ii) the payment in full of the Secured Obligations has occurred, (iii) the Credit Agreement shall have been terminated pursuant to its terms, (iv) there are no Loans outstanding, (v) all sums due to the Administrative Agent and the Lenders pursuant to the Loan Documents have been paid in full, and (vi) all other conditions precedent under the Credit Agreement shall have been satisfied, release any remaining portion of the Collateral to the Purchaser.

ARTICLE III

THE RECEIVABLES

SECTION 3.1. Representations and Warranties of Seller. (a)(a) The Seller makes the following representations and warranties as to the Receivables to the Purchaser, to the Collateral Agent for the benefit of the Secured Parties, to the Administrative Agent and to each Lender, on which the Purchaser relies in acquiring the Receivables, on which the Collateral Agent relies in accepting a pledge of the Receivables under the Security Agreement, on which the Administrative Agent relies in accepting its duties under the Credit Agreement and other Loan Documents, and on which each Lender will rely in making Loans to the Purchaser. Such representations and warranties speak as of the Closing Date and as of each Funding Date; provided that to the extent such representations and warranties relate to the Receivables conveyed on any Funding Date, such representations and warranties shall speak as of the related Funding Date, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and the pledge thereof by the Purchaser hereunder to the Collateral Agent pursuant to the Security Agreement.

(i) Characteristics of Receivables. Each Receivable (1) is evidenced either by (i) a retail installment sale contract or (ii) an installment promissory note and security agreement; (2) if such Receivable is evidenced by a retail installment sale contract, has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business and without any fraud or misrepresentation on the part of such Dealer, the Seller or the related Obligor, such Dealer had all necessary licenses and permits to originate such Receivables in the state where such Dealer was located, has been fully and properly executed by the parties thereto, has been purchased by the Seller directly from such Dealer pursuant to a Dealer Agreement in connection with the sale of Financed Vehicles by such Dealer and has been validly assigned without any intervening assignments by such Dealer to the Seller in accordance with its terms; (3) if such Receivable is a Consumer Lender Receivable, such Receivable was originated by a Consumer Lender in accordance with underwriting policies with respect to the underwriting of automobile receivables identical, in all material respects, to the Contract Purchase Guidelines; (4) has created a valid, subsisting, and enforceable first priority perfected security interest in favor of the Seller in the Financed Vehicle, which security interest has been validly assigned by the Seller to the Purchaser, and by the Purchaser to the Collateral Agent for the benefit of the Secured Parties; (5) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security including without limitation a right of repossession following a default; (6) provides for level weekly, bi-weekly, semi-monthly or monthly payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be different from the level payment but in no event shall exceed three times such level payment) and yields interest at the Annual Percentage Rate; (7) is a Simple Interest Receivable; (8) provides, in the case of prepayment, for the full payment of the Principal Balance thereof plus accrued interest through the date of prepayment based on the APR of the Receivable; (9) is denominated in U.S. dollars; and (10) contains no obligation to lend more money to the related Obligor in the future.

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(ii) Additional Receivables Characteristics. As of the related Cutoff Date, as applicable:

(A) [***]

(B) [***]

(C) [***]

(D) [***]

(E) [***]

(F) [***]

(G) [***]

(H) [***]

(I) [***]

(J) [***]

(K) [***].

(iii) Schedule of Receivables. The information with respect to the Related Receivables set forth in Schedule A to the related Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date, and no selection procedures adverse to any Lender have been utilized in selecting the Related Receivables to be sold hereunder and thereunder.

(iv) Compliance with Law. Each Related Receivable, the sale of the Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended warranties or service contracts complied at the time the Related Receivable was originated or made and at the execution of the applicable Assignment complies in all material respects with all requirements of applicable Federal, State, and local laws, including, without limitation, Consumer Laws. Each Receivable has been serviced in compliance with all applicable requirements of law.

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(v) No Government Obligor. None of the Related Receivables are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

(vi) No Fleet Sales. None of the Receivables have been included in a “fleet” sale (i.e., a sale to any single Obligor of more than five Financed Vehicles).

(vii) Security Interest in Financed Vehicle. Immediately subsequent to the sale, assignment and transfer thereof to the Purchaser, each Related Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party which security interest has been validly assigned to the Purchaser and subsequently validly pledged to the Collateral Agent for the benefit of the Secured Parties, and such assigned security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics’ liens which may arise after the related Funding Date as a result of an Obligor’s failure to pay its obligations, as applicable).

(viii) Receivables in Force. No Related Receivable has been satisfied, subordinated or rescinded, nor has any related Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

(ix) No Waiver. Except as permitted under Section 3.1(a)(ii)(C), Section 4.2 and clause (x) below, no provision of a Related Receivable has been waived, altered or modified in any respect since its origination. No Related Receivable has been modified as a result of application of the Servicemembers Civil Relief Act, as amended.

(x) No Amendments. Except as permitted under Section 4.2, no Related Receivable has been amended, modified, waived or refinanced except as such Related Receivable may have been amended in accordance with the Servicing Guidelines.

(xi) No Defenses. No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Related Receivable. The operation of the terms of any Related Receivable or the exercise of any right thereunder will not render such Related Receivable unenforceable in whole or in part and such Receivable is not subject to any such right of rescission, setoff, counterclaim, or defense.

(xii) No Liens. As of the related Cutoff Date, (a) there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to a Financed Vehicle financed under a Related Receivable that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Related Receivable and (b) there is no lien against the Financed Vehicle financed under a Related Receivable for delinquent taxes.

(xiii) No Default; Repossession. Except for payment delinquencies described in Section 3.1(a)(ii)(B), no default, breach, violation or event permitting acceleration under the terms of any Related Receivable has occurred; and no continuing condition that with notice or the lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of any Related Receivable has arisen; and the Seller shall not waive and has not waived any of the foregoing (except in a manner consistent with Section 4.2) and no Financed Vehicle financed under a Related Receivable shall have been repossessed.

(xiv) Insurance; Other. (A) Each Obligor under the Related Receivables has obtained an insurance policy covering the Financed Vehicle as of the execution of such Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, and the Seller and its successors and assigns are named the loss payee or an additional insured of such insurance policy, such insurance policy is in an amount at least equal to the lesser of (i) the Financed Vehicle’s actual cash value or (ii) the remaining Principal Balance of the Related Receivable, and each Related Receivable requires the Obligor to obtain and maintain such insurance naming the Seller and its respective successors and assigns as loss payee or an additional insured, (B) each Related Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming the Seller as policyholder (creditor) under each such insurance policy and certificate of insurance and (C) as to each Related Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Related Receivable is covered by an extended service contract. As of the related Cutoff Date, no Financed Vehicle is or had previously been insured under a policy of forced-placed insurance.

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(xv) Title. It is the intention of the Seller that each transfer and assignment herein contemplated constitutes a sale of the Related Receivables and the related Other Conveyed Property from the Seller to the Purchaser and that the beneficial interest in and title to such Related Receivables and related Other Conveyed Property not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Related Receivable or related Other Conveyed Property has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser and by the Purchaser to any Person other than the Collateral Agent. Immediately prior to each transfer and assignment herein contemplated, the Seller had good and marketable title to each Related Receivable and related Other Conveyed Property and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to the Purchaser and the Purchaser shall have good and marketable title to the Receivables and the other Conveyed Property and shall be the sole owner thereof, free and clear of all Liens and, immediately upon the pledge thereof to the Collateral Agent under the Security Agreement, the Collateral Agent for the benefit of the Secured Parties shall have a valid and enforceable security interest in the Collateral, free and clear of all liens, encumbrances, security interests, and rights of others, and each such transfer and pledge has been perfected under the UCC. No Dealer has a participation in, or other right to receive, proceeds of any Receivable.

(xvi) Lawful Assignment; No Consent Required. No Related Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Related Receivable under this Agreement or the pledge of such Related Receivable under the Security Agreement shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Related Receivables. For the validity of such sales, transfers, assignments and pledges, no notice to or consent by any Dealer, Obligor or any other Person is required under any agreement or applicable law.

(xvii) All Filings Made. All filings (including, without limitation, UCC filings or other actions) necessary in any jurisdiction to give: (a) the Purchaser a first priority, perfected security interest (within the meaning of the UCC) in the Receivables and the Other Conveyed Property, including, without limitation, the proceeds of the Receivables (to the extent that the Purchaser can obtain such first priority perfected security interest pursuant to one or more filings), and (b) the Collateral Agent, for the benefit of the Secured Parties, a first priority, perfected security interest in the Collateral.

(xviii) Receivable File; One Original. The Seller has delivered to the Custodian, at the location specified in Schedule B hereto, a complete Receivable File with respect to each such Related Receivable, and, if such Related Receivable is ten (10) or more days past its origination date, the Custodian has delivered a Trust Receipt therefor to the Administrative Agent. There is only one original executed copy or, in the case of Contracts constituting “electronic chattel paper,” a single “authoritative copy” of each electronic record constituting or forming a part of such Contract (in each case within the meaning of the UCC) of each Receivable. The Servicer has in its possession all other relevant documents with respect to the Receivables, including without limitation the related credit application and verification of insurance.

(xix) Chattel Paper. Each Related Receivable constitutes “tangible chattel paper” or “electronic chattel paper” under the UCC.

(xx) Title Documents. The Lien Certificate of the related Financed Vehicle for such Related Receivable shows, or, if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will be received within 180 days of the origination date and will show, the Seller named as the original secured party under the Related Receivable as the holder of a first priority security interest in such Financed Vehicle. The Collateral Agent, on behalf of the Secured Parties, has the same rights as the Seller has or would have (if the Seller were still the owner of the Receivable) against all parties claiming an interest in such Financed Vehicle, and such rights have been validly pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement. With respect to each Related Receivable for which a Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related Dealer that such Lien Certificate showing the Seller as first lienholder has been applied for. In the event that the assignment of a Contract to the Purchaser is insufficient, without a notation on the related Financed Vehicle’s Lien Certificate, or without fulfilling any additional administrative requirements under the laws of the state in which the existing owner of such Financed Vehicle is located or incorporated, as the case may be, to perfect a security interest in the related Financed Vehicle in favor of such owner, the Seller hereby agrees that the designation of the Seller as the secured party on the Lien Certificate is in its capacity as agent of the Purchaser.

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(xxi) Valid and Binding Obligation of Obligor. Each Related Receivable is the legal, valid and binding obligation in writing of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby. Each Related Receivable is not subject to any right of set-off by the Obligor.

(xxii) Characteristics of Obligors. As of the date of each Obligor’s application for credit from which the Related Receivable arises, such Obligor was an Eligible Obligor. Except with respect to any Post-Petition Receivable, during the period from the date of each Obligor’s application for financing of the Financed Vehicle from which the related Receivable arises to the applicable Funding Date, no Obligor is or has been during such period the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding.

(xxiii) Post-Office Box. On or prior to the next billing period after the related Cutoff Date, the Servicer will notify each Obligor to make payments with respect to its respective Related Receivables after the related Cutoff Date directly to the Post-Office Box, and will provide each Obligor with a monthly statement in order to enable such Obligor to make payments directly to the Post-Office Box.

(xxiv) Casualty and Impounding. No Financed Vehicle financed under a Related Receivable has suffered a Casualty and the Seller has not received any notice that any Financed Vehicle has been impounded.

(xxv) No Agreement to Lend. The Obligor with respect to each Related Receivable does not have any option under the Receivable to borrow from any person any funds secured by the Financed Vehicle.

(xxvi) Obligation to Dealers or Others. The Purchaser and its assignees will assume no obligation to Dealers or other originators or holders of the Related Receivables (including, but not limited to under dealer reserves) as a result of its purchase of the Related Receivables.

(xxvii) No Impairment. Neither Seller nor the Purchaser has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Related Receivables or otherwise to impair the rights of the Purchaser, the Administrative Agent, the Collateral Agent or any Lender in any Related Receivable or the proceeds thereof.

(xxviii) Receivables Not Assumable. No Related Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Purchaser or Seller with respect to such Related Receivable.

(xxix) Servicing. The servicing of each Related Receivable and the collection practices relating thereto have been lawful and in accordance with the standards set forth in this Agreement; and other than Seller and the Back-up Servicer pursuant to the Loan Documents, no other person has the right to service the Receivable.

(xxx) Creation of Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables and the Other Conveyed Property in favor of the Purchaser, which security interest is prior to all other Liens (other than the Liens of the Collateral Agent under the Security Agreement) and is enforceable as such as against creditors of and purchasers from the Seller. The Security Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens, and such security interest is enforceable as such as against creditors of and purchasers from the Purchaser.

(xxxi) Perfection of Security Interest in Receivables and Other Conveyed Property. The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first priority security interest in the Receivables and the Other Conveyed Property granted to the Purchaser hereunder pursuant to Section 2.1 and the related Assignment.

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(xxxii) Perfection of Security Interest in Collateral. The Purchaser has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first priority security interest in the Receivables and the other Collateral granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

(xxxiii) Perfection of Security Interests in Financed Vehicles. The Seller has taken all steps necessary to perfect its security interest against the Obligors in the Financed Vehicles securing the Receivables and such security interest has been validly assigned by the Seller to the Purchaser and pledged by the Purchaser to the Collateral Agent for the benefit of the Secured Parties.

(xxxiv) No Other Security Interests – Seller. Other than the security interest granted to the Purchaser pursuant to Section 2.1 and the related Assignment, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the Other Conveyed Property, other than such security interests as are released at or before the conveyance thereof. The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering any portion of the Receivables and the Other Conveyed Property other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated or released as to the Receivables and the Other Conveyed Property. The Seller is not aware of any judgment or tax lien filings against the Seller or the Purchaser.

(xxxv) No Other Security Interests – Purchaser. Other than the security interest in the Collateral granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement, the Purchaser has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Purchaser has not authorized the filing of and is not aware of any financing statements filed against the Purchaser that include a description of collateral covering any portion of the Collateral other than any financing statement relating to the security interests described in the preceding clauses, or a security interest that has been terminated or released with respect to the Collateral. The Purchaser is not aware of any judgment or tax lien filings against the Purchaser.

(xxxvi) Notations on Contracts; Financing Statement Disclosure. The Servicer has in its possession copies of all Contracts that constitute or evidence the Receivables. The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and/or the Collateral Agent for the benefit of the Secured Parties. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

(xxxvii) Records. On or prior to each Funding Date, the Seller will have caused its records (including electronic ledgers) relating to each Related Receivable to be conveyed by it on such Funding Date to be clearly and unambiguously marked to reflect that such Related Receivable was conveyed by it to the Purchaser and pledged by the Purchaser to the Collateral Agent for the benefit of the Secured Parties.

(xxxviii) Computer Information. The computer tape or other electronic transmission made available by the Seller to the Purchaser on each Funding Date is, as of the related Cutoff Date, complete and accurate and includes a description of the same Receivables described in Schedule A to the related Assignment.

(xxxix) No MFN or TFC Receivables. None of the Related Receivables was originated by MFN or TFC or any of their respective Subsidiaries.

(xl) Remaining Principal Balance. As of the related Cutoff Date, each Related Receivable has a remaining Principal Balance of at least [***] and the Principal Balance of each Receivable set forth in Schedule A to the related Assignment is true and accurate in all respects.

(xli) Delivery of Receivable Files. A complete Receivable File (other than, if applicable, a Lien Certificate missing from the related Receivable File as described in Section 3.4(b)) with respect to each Receivable has been, prior to the Funding Date, delivered to the Custodian at the location listed in Schedule B hereof.

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(xlii) Full Amount Advanced. The full amount of each Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder.

(xliii) Illinois Receivables. (a) The Seller does not own a substantial interest in the business of a Dealer within the meaning of Illinois Sales Finance Agency Act Rules and Regulations, Section 160.230(1) and (b) with respect to each Receivable originated in the State of Illinois, (i) the printed or typed portion of the related Form of Receivable complies with the requirements of 815 ILCS 375/3(b) and (ii) the Seller has not, and for so long as such Receivable is outstanding shall not, place or cause to be placed on the related Financed Vehicle any collateral protection insurance in violation of 815 ILCS 180/10.

(xliv) California Receivables. Each Receivable originated in the State of California has been, and at all times during the term of the Sale and Servicing Agreement will be, serviced by the Servicer in compliance with Cal. Civil Code § 2981, et seq.

(xlv) Electronic Chattel Paper. To the extent an Electronic Contract constitutes “electronic chattel paper” within the meaning of Section 9-102 of the UCC, there is only one single Authoritative Copy of each electronic “record” constituting or forming a part of such Electronic Contract that is “electronic chattel paper,” the record or records composing the “electronic chattel paper” are created, stored and assigned in such a manner that (A) a single Authoritative Copy of the record or records exists which is unique, identifiable and unalterable (other than a revision that is readily identifiable as an authorized or unauthorized revision), (B) each copy of the Authoritative Copy and any copy of a copy is readily identifiable as a copy that is not the Authoritative Copy, (C) the Authoritative Copy has been communicated to and is maintained by the Custodian with an Electronic Vault Provider, (D) the Authoritative Copy does not have any stamps, marks or notations indicating that such Electronic Contract has been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Custodian or the Collateral Agent other than any such stamps, marks or notations that relate to a pledge, assignment, conveyance or other interest that has been that has been cancelled, terminated or voided, and (E) none of the Seller, the Servicer, the Electronic Vault Provider or any other Person has communicated an Authoritative Copy of any such Electronic Contract to any Person other than the Custodian or the Collateral Agent. The Administrative Agent has received the Opinion of Counsel described in Section 3.8(j) prior to the inclusion of any Electronic Chattel Paper in the Collateral.

SECTION 3.2. Repurchase upon Breach.

(a) The Seller, the Servicer, the Backup Servicer, the Custodian, any Lender or the Administrative Agent, as the case may be, shall inform the other parties to this Agreement and the Lenders promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1 with respect to a Receivable (without regard to any limitations therein as to the Seller’s knowledge). Unless the breach shall have been cured by the last day of the next Accrual Period following the discovery thereof by the Administrative Agent or receipt by the Administrative Agent of notice from the Seller, the Servicer, the Backup Servicer, the Custodian or any Lender of such breach, the Seller shall repurchase any Receivable by depositing the Purchase Amount for such Receivable into the Collection Account on or prior to the last day of such next Accrual Period (or, at the Seller’s option, the last day of the first Accrual Period following the discovery). The sole remedies of the Purchaser, the Administrative Agent or the Lenders with respect to any Receivables as to which a breach of representations and warranties pursuant to Section 3.1 has occurred shall be to enforce the Seller’s obligation to purchase such Receivables and the indemnity provided by Section 8.3(a). Upon receipt of the Purchase Amount in respect of any Defective Receivables and written instructions from the Servicer, the Collateral Agent shall release to the Seller or its designee the related Receivable File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Collateral Agent and necessary to vest in the Seller or such designee title to such Defective Receivables. The parties hereto hereby acknowledge that the Administrative Agent and the Majority Lenders shall each have the right to enforce directly against the Seller the Seller’s repurchase and indemnity obligations pursuant to this Section 3.2 and Section 8.3.

(b) If the Insolvency Event related to a Post-Petition Receivable has not been discharged by the bankruptcy court or other similar court presiding over such Insolvency Event within 90 days of the conveyance of the related Receivable by the Seller to the Purchaser pursuant to Section 2.1(a), the Seller shall repurchase such Receivable as of the last day of such next Accrual Period in the manner specified in Section 3.2(a).

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SECTION 3.3. Custody of Receivable Files.

(a) In connection with each sale, transfer and assignment of Receivables and related Other Conveyed Property to the Purchaser pursuant to this Agreement and each Assignment, and each pledge thereof by the Purchaser to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement, the Administrative Agent hereby appoints Computershare Trust Company, National Association (“CTC”) to act as the Custodian hereunder, solely on behalf of the Administrative Agent and the Secured Parties, and CTC hereby accepts such appointment and agrees that it shall hold, or maintain “control” (within the meaning of Section 9-105 of the UCC) of, all Receivable Files delivered to it or otherwise in its possession pursuant to this Agreement for the benefit of the Administrative Agent and the Secured Parties under the terms of this Agreement, as agent for the Collateral Agent for purposes of perfecting the Collateral Agent’s interest in the Receivable Files. The Custodian shall act as custodian of the following documents or instruments in its possession which shall be delivered to the Custodian, on or before the Closing Date or the related Funding Date in accordance with Section 3.4 (with respect to each Receivable):

(i) (x) if the related Contract constitutes “tangible chattel paper” under the UCC, the fully executed original of the Contract (reflecting manual, electronic or facsimile signatures), including, in the case of a Contract which has been Exported, the physical rendering of the related Electronic Contract produced upon Export, together with the related document history report, and (y) if the related contract constitutes Electronic Chattel Paper, a single Authoritative Copy of the executed Contract; and

(ii) The original or electronic Lien Certificate in the name of the Obligor with a notation on such Lien Certificate evidencing the Seller’s security interest in the related Financed Vehicle or, if not yet received, a copy of the application therefor showing the Seller, as secured party, or a dealer guarantee of title that is not outstanding for more than 90 days.

(b) Upon payment in full of any Receivable, the Servicer will notify the Custodian and the Administrative Agent pursuant to a certificate of a Servicing Officer in the form of Exhibit C and shall request delivery of the Receivable and Receivable File to the Servicer.

(c) In order to facilitate the actions of the Collateral Agent, the Backup Servicer or any successor servicer or assignee of the Contracts, the Seller and the Servicer shall deliver to the Collateral Agent prior to the initial Funding Date a power of attorney in the form attached hereto as Exhibit J.

(d) The Custodian shall act with respect to the handling and custody of the Receivable Files in accordance with its customary policies and procedures for holding such Receivable Files for others so that the integrity, physical possession and “control” (within the meaning of Section 9-105 of the UCC) of the Receivable Files will be maintained in accordance with the terms of this Agreement. The Custodian shall maintain the Receivable Files segregated on its inventory system and will not commingle the physical Receivable Files with any other files of the Custodian other than those relating to CPS and its Affiliates and Subsidiaries.

SECTION 3.4. Acceptance of Receivable Files by Custodian; Missing Certificates of Title.

(a) In connection with any Funding Date, the Seller shall cause to be Delivered to the Custodian, the Receivable Files for the Related Receivables to be purchased on such Funding Date not less than two (2) Business Days prior to the related Funding Date. The Custodian declares that it will hold and will continue to hold such files and any amendments, replacements or supplements thereto and all Other Conveyed Property as custodian, agent and bailee in trust for the use and benefit of the Collateral Agent and other Secured Parties. The Custodian shall within two (2) Business Days after receipt of such files, execute and deliver to the Administrative Agent a receipt substantially in the form of Exhibit B hereto (a “Trust Receipt”) for the Receivable Files received by the Custodian. By its delivery of a Trust Receipt, the Custodian shall be deemed to have (a) acknowledged receipt of the files (or the Receivables) which the Seller has represented are and contain the Receivable Files for the Related Receivables to be purchased by the Purchaser on the related Funding Date as indicated on Schedule A to the Addition Notice, (b) reviewed such files or Receivables and (c) determined that it has received the items referred to in Section 3.3(a)(i) and (ii) for each Related Receivable identified on Schedule A to the Addition Notice, except, in each case, as may otherwise be noted in Schedule I to the Trust Receipt. Unless such defect noted on Schedule I of the related Trust Receipt with respect to such Receivable to be transferred on the related Funding Date shall have been cured by the Seller or waived by the Administrative Agent, in its sole and absolute discretion, and the Custodian shall have executed a Trust Receipt reflecting that such Receivable is no longer on Schedule I thereto prior to 11:00 a.m. New York time on the related Funding Date, the Purchaser shall not purchase such Receivable from the Seller on such Funding Date. For the avoidance of doubt, typographical errors on Schedule A to the Addition Notice shall not be deemed as defects. The Custodian shall return to, or otherwise handle at the direction of, the Seller those files relating to any Receivable not so purchased on a Funding Date and any file unrelated to a Receivable identified in Schedule A to the related Addition Notice (it being understood that the Custodian’s obligation to review the contents of any Receivable File shall be limited as set forth in the preceding sentence).

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(b) The Custodian shall make a list of Receivables for which an application for a Lien Certificate or a dealer guarantee of title, but not a Lien Certificate issued by the Registrar of Titles is included in the Receivable File as of the date of its review of the Receivable Files and deliver a copy of such list to the Servicer and the Administrative Agent. On the date which is 180 days following the related Funding Date, and monthly thereafter, the Custodian shall inform the Seller, the Purchaser and the Administrative Agent of any Receivable for which the related Receivable File on such date does not include a Lien Certificate, and the Seller shall repurchase any such Receivable as of the last Business Day of the Accrual Period in which the expiration of such 180 days occurs, and such Receivables shall not thereafter become an Eligible Receivable (assuming all other conditions therefor have been satisfied) until such Lien Certificate has been received by the Custodian. In consideration of the purchase of the Receivable, the Seller shall remit the Purchase Amount for such Receivable to the Collection Account. Upon receipt of the Purchase Amount for a Receivable and written instructions from the Servicer, the Administrative Agent shall direct the Custodian to release to the Seller or its designee the related Receivable File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Custodian and are necessary to vest in the Seller or such designee title to the Receivable.

(c) For those Receivable Files that do not contain an original or electronic Lien Certificate, upon receipt of the original or electronic Lien Certificate, the Seller shall promptly deliver or cause to be delivered to the Custodian such original or electronic Lien Certificate (in the case of an original Lien Certificate, to place in the applicable Receivable File).

SECTION 3.5. Access to Receivable Files.

(a) The Custodian shall permit the Servicer and the Administrative Agent access to the Receivable Files at all reasonable times during the Custodian’s normal business hours. The Custodian shall, within two Business Days of the request of the Servicer, execute such documents and instruments as are prepared by the Servicer and delivered to the Custodian, as the Servicer necessary to permit the Servicer, in accordance with its customary servicing procedures, to enforce the Receivable on behalf of the Purchaser and any related insurance policies covering the Obligor, the Receivable or Financed Vehicle so long as such execution does not conflict with the Credit Agreement or any other Loan Document and will not cause the Custodian undue risk or liability. The Custodian shall not release any document from any Receivable File unless it receives a release request signed by a Servicing Officer in the form of Exhibit C hereto (the “Release Request”); provided, however, if a Servicer Termination Event or Event of Default shall have occurred and is continuing, the Custodian shall not release any such Receivable File to the Servicer without the prior written consent of the Administrative Agent. Such Release Request shall obligate the Servicer to return such document(s) to the Custodian when the need therefor no longer exists unless the Receivable shall be liquidated, in which case, the Servicer shall certify in the Release Request that all amounts required to be deposited in the Collection Account with respect to such Receivable have been so deposited. Each Release Request delivered to the Custodian pursuant to this Section 3.5 shall be forwarded by the Servicer to the Administrative Agent electronically or by facsimile within one (1) Business Day of delivery to the Custodian together with a list of all Receivables to be released by the Custodian pursuant to such Release Request.

(b) The Servicer shall use the Title Intermediary as the sole manager of Lien Certificates in electronic form in each jurisdiction in which there is an electronic lien and title (ELT) program. The Servicer shall ensure that the Custodian shall be provided full electronic access to the records of the Title Intermediary concerning Lien Certificates that are maintained in electronic form.

(c) The Custodian shall certify any electronic Lien Certificate by confirming the information available from the Title Intermediary against the information received from the Servicer with respect to electronic Lien Certificates. The Custodian shall provide the Administrative Agent with periodic reports (or as otherwise requested from time to time by the Administrative Agent) showing files/titles on hand as well as files/title released during the reporting period.

SECTION 3.6. Custodian to Obtain Fidelity Insurance. The Custodian shall maintain a fidelity bond in the form and amount as is customary for entities acting as a trustee of funds and documents in respect of consumer contracts on behalf of institutional investors.

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SECTION 3.7. Custodian to Maintain Secure Facilities. The Custodian shall maintain or cause to be maintained continuous custody of the physical Receivable Files in secure and fire resistant facilities segregated from any other receivables or securities of the Seller, the Purchaser or any of their Affiliates in accordance with customary standards for such custody. The Custodian agrees to maintain the Receivable Files at the location specified in Schedule B hereto, or at such of its offices as shall be specified to the Purchaser and the Administrative Agent by written notice not later than 30 days prior to any change in location.

SECTION 3.8. Matters Relating to Electronic Chattel Paper.

(a) The Custodian hereby agrees that without the consent of the Administrative Agent, the Custodian shall not, except in connection with a transfer of such Receivable permitted under the terms of this Agreement, (A) “communicate” (as such term is used in Section 9-105 of the UCC) the Authoritative Copy of any Receivable constituting Electronic Chattel Paper to any other Person other than, if at all, the Borrower or the Administrative Agent or (B) place on the Authoritative Copy of any Receivable constituting Electronic Chattel Paper any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any other Person other than, if at all, the Borrower or the Administrative Agent.

(b) At any time and from time to time during regular business hours and upon at least two (2) Business Days' prior written notice, the Custodian shall permit the Administrative Agent and its agents or representatives: (i) to conduct periodic reviews of the Electronic Chattel Paper which constitute or evidence Receivables and the related Records of the Custodian (which shall include providing the Administrative Agent and agents or representatives with credentials sufficient to access and view such Electronic Contracts); (ii) to examine and obtain copies of and prepare customary reports relating to the Records in its possession or control relating to the Electronic Chattel Paper which constitute or evidence Receivables; (iii) to visit the offices and properties of the Custodian for the purpose of examining the materials described in clause (ii) above; and (iv) to discuss matters relating to the Electronic Chattel Paper which constitute or evidence Receivables or the Custodian's performance hereunder with any of the officers or employees of the Custodian having knowledge of such matters. The cost of any such examination shall be reimbursed by the Borrower in accordance with the Credit Agreement. Nothing in this Agreement gives rise to any right, expectation, or other entitlement on the part of the Administrative Agent and its agents or representatives to inspect, examine, access, or visit any Computershare data center, or other secure Computershare facility, or to inspect, examine or otherwise access any Computershare system.

(c) The Servicer shall notify the Administrative Agent in writing as soon as reasonably practicable and in any event within two (2) Business Days after any Responsible Officer thereof receives notice or obtains actual knowledge of: (I) the intent or threat (expressed in writing) of the Electronic Vault Provider to terminate, or the termination of, the Electronic Collateral Control Agreement or the Electronic Vault Services Agreement, (II) receipt of written notice from the Electronic Vault Provider of any actual or suspected theft of, accidental disclosure of, loss of, or inability to account for, any nonpublic or confidential information (including, but not limited to, the access codes of the Electronic Vault Provider or any party hereto) of the Electronic Vault Provider or any party hereto which is maintained in the Electronic Vault and/or any unauthorized intrusions into the Electronic Vault Provider’s or any of its subcontractor’s facilities or secure systems on or in which any nonpublic or confidential information of the Electronic Vault Provider or any party hereto is maintained, (III) receipt of written notification from the Electronic Vault Provider of any changes to the System Description, which shall include any changes to the Electronic Vault System that are materially inconsistent with the System Description, with respect to the Electronic Vault, (IV) any Integrity Check failure with respect to or any other attempted unauthorized access to or modification or alteration of an Authoritative Copy of an Electronic Contract that constitutes Electronic Chattel Paper which constitutes or evidences a Receivable maintained in the Electronic Vault, (V) any claim of any Person (other than the Collateral Agent) of an interest in an Electronic Contract, (VI) the receipt of written notice of the commencement or the threat in writing of any actions, suits, investigations or proceedings against the Electronic Vault Provider which may materially interfere with (A) the Electronic Vault Provider’s provision of the Electronic Vault System or (B) the Custodian’s, the Borrower’s, the Servicer’s, the Collateral Agent’s or any other Person’s access to or use of the Electronic Vault or against the Custodian, the Borrower, the Servicer, the Collateral Agent or otherwise relating to or affecting the Electronic Vault or the Contracts, in any court, or before any arbitrator of any kind, or before or by any Governmental Authority or (VII) the receipt of any other material or adverse written notice from the Electronic Vault Provider. The Administrative Agent shall, upon receipt of notice of any of the foregoing and to the extent such notice has not already been provided by the Servicer to the Lenders, provide written notice thereof to the Lenders as soon as reasonably practicable.

(d) The Collateral Agent shall not agree to amend, or provide any consents, waivers or directions under, the Electronic Collateral Control Agreement without the prior written consent of the Lenders.

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(e) The Custodian shall maintain the Electronic Vault in accordance with the terms of the Electronic Collateral Control Agreement (including establishing the Electronic Vault in the name of the Borrower and placing the Required Legend on all renderings of each Authoritative Copy of each Electronic Contract).

(f) Upon (i) the occurrence of an Event of Default or a Servicer Termination Event, a breach by the Custodian of its obligations hereunder or a breach by any Person of its obligations under the Electronic Vault Services Agreement or the Electronic Collateral Control Agreement, (ii) the termination of the Electronic Vault Services Agreement or the Electronic Collateral Control Agreement or the delivery of any notice of termination thereunder or (iii) a determination by the Administrative Agent, in its reasonable discretion, that the functionality, security, integrity or reliability of the Electronic Vault System (or any electronic partition established thereunder with respect to the Borrower) is impaired or the Receivables are otherwise adversely affected by any event (including any change in configuration, technology or law) or circumstance with respect to the Electronic Vault Provider, the Custodian, the Electronic Vault System (or any electronic partition established thereunder with respect to the Borrower), the Electronic Collateral Control Agreement or Electronic Chattel Paper generally, including adverse claims being asserted therein by the Electronic Vault Provider or other lenders, (A) the Custodian shall, notwithstanding any contrary instruction received from the Borrower, the Servicer or the Seller, promptly take such reasonable action with respect to the Electronic Chattel Paper which constitute or evidence the Receivables and with respect to the Electronic Vault System (or any electronic partition established thereunder with respect to the Borrower), as the Administrative Agent may direct in writing, including delivering the Electronic Chattel Paper to the Servicer to Export such Electronic Chattel Paper maintained within the Electronic Vault System which constitute or evidence the Receivables and (B) the Administrative Agent, as "Secured Party" under the Electronic Collateral Control Agreement, may deliver a “notice of exclusive control” (or similarly defined term) under the Electronic Collateral Control Agreement.

(g) The Custodian hereby agrees that upon its resignation or removal or any appointment of a successor Custodian hereunder it shall take all necessary action directed by the Administrative Agent to transfer all of its control of any Receivable constituting Electronic Chattel Paper to the applicable successor Custodian (including the transfer of such Electronic Chattel Paper to a separate electronic vault on the Electronic Vault System controlled by such successor Custodian or to a separate electronic vault at a successor Electronic Vault Provider or deliver such Electronic Chattel to the Servicer to export of the Electronic Chattel Paper and delivery of physical copies of exported Contracts to the successor Custodian).

ARTICLE IV

ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.1. Duties of the Servicer. The Purchaser, as beneficial owner of the Receivables, revocably appoints the Servicer, as independent contract servicer, to manage, service, administer and make collections on the Receivables on and after the Closing Date and to perform the other actions required of the Servicer as set forth herein and in the other Loan Documents for the benefit of the Purchaser and the Secured Parties, and the Servicer hereby accepts such appointment. The Servicer shall service the Receivables with its customary and usual procedures, using that degree of skill and attention and consistent with the standards and procedures employed by third-party servicing institutions that service motor vehicle retail installment sale contracts or installment promissory note and security agreements similar to the Receivables and, to the extent more exacting, that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others (such standard of care, the “Servicing Standard”). In performing such duties, the Servicer shall comply with its current servicing policies and procedures (including the Servicing Guidelines), as such servicing policies and procedures may be amended from time to time to the extent permitted hereunder, so long as such amendments will not materially adversely affect the interests of the Administrative Agent, the Collateral Agent or any Lender, or otherwise without the prior written consent of the Administrative Agent and the Majority Lenders, and notice of such amendments is given to the Administrative Agent and each Lender affected thereby prior to the effectiveness thereof. The Servicer’s duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Administrative Agent, the Backup Servicer and the Lenders with respect to distributions. Without limiting the generality of the foregoing, and subject to the Servicing Standards including, without limitation, the restrictions set forth in Section 4.6, the Servicer is authorized and empowered by the Purchaser to execute and deliver, on behalf of itself, the Purchaser, the Collateral Agent, the Administrative Agent and the Lenders, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables and/or the Lien Certificates with respect to such Financed Vehicles. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Purchaser shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Purchaser shall, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Collateral Agent on behalf of the Secured Parties. The Servicer shall prepare and furnish, and the Purchaser and/or the Collateral Agent shall execute, any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

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SECTION 4.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreement.

(a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others; provided, however, that promptly after the Closing Date (or the related Funding Date, as applicable), but in no event more than 30 days thereafter, the Servicer shall notify each Obligor to make all payments with respect to the Receivables to the applicable Post-Office Box. The Servicer will provide each Obligor with a monthly statement in order to notify such Obligors to make payments directly to the applicable Post-Office Box. Without limitation of the foregoing, the Servicer shall bill each Obligor for the Scheduled Receivable Payment due on its Receivable by way of mailing a monthly billing statement to such Obligor at his billing address by not later than the fifth (5th) Business Day prior to the date on which such Scheduled Receivable Payment is due; provided, however, that to the extent consistent with the Servicing Standard, the Servicer will not be required to mail a monthly billing statement to any Obligor that currently has an ACH or other automated electronic payment mechanism currently in place. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others and in accordance with the terms of this Agreement. Except as provided below, the Servicer, for as long as the Seller is the Servicer, may grant extensions on a Receivable in accordance with the Servicing Guidelines; provided, however, that the Servicer may not grant more than two (2) extensions on any Receivable in any consecutive 12-month period or grant an extension for more than one (1) calendar month or grant more than six (6) extensions in the aggregate without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld, conditioned or delayed). In no event shall the principal balance of a Receivable be reduced, except in connection with a settlement in the event the Receivable becomes a Defaulted Receivable. If the Servicer is not the Seller or the Backup Servicer, the Servicer may not make any extension on a Receivable without the prior written consent of the Administrative Agent (which consent shall not unreasonably be withheld, conditioned or delayed). The Servicer may in its discretion waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing a Receivable. Notwithstanding anything to the contrary contained herein, the Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Receivable Payment on Receivables, other than to the extent that such alteration is required by applicable law.

(b) The Servicer shall establish and maintain a Lockbox Account in the name of the Purchaser, for the benefit of the Collateral Agent, on behalf and for the benefit of the Secured Parties. Pursuant to the Lockbox Agreement, the Collateral Agent has authorized the Servicer to direct dispositions of funds on deposit in the Lockbox Account to the Collection Account (but not to any other account), and no other Person, except the Lockbox Processor and the Collateral Agent (acting at the direction of the Administrative Agent), has authority to direct disposition of funds on deposit in the Lockbox Account. However, the Lockbox Agreement shall provide that the Lockbox Bank will comply with instructions originated by the Collateral Agent (acting at the direction of the Administrative Agent) relating to the disposition of the funds in the Lockbox Account without further consent by the Seller, the Servicer or the Purchaser. The Collateral Agent shall have no liability or responsibility with respect to the Lockbox Processor’s directions or activities as set forth in the preceding sentence. The Lockbox Account shall be established pursuant to and maintained in accordance with the Lockbox Agreement and shall be a demand deposit account established and maintained with Wells Fargo Bank, National Association, or at the request of the Administrative Agent an Eligible Account satisfying clause (i) of the definition thereof; provided, however, that the Account Bank shall give the Servicer prior written notice of any change made at the request of the Administrative Agent in the location of the Lockbox Account. The Servicer shall establish and maintain a Post-Office Box at a United States Post Office Branch in the name of the Purchaser for the benefit of the Collateral Agent for the further benefit of the Secured Parties.

(c) Notwithstanding the terms of the Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Purchaser, the Backup Servicer, the Account Bank, the Administrative Agent and the Lenders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

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(d) In the event the Seller shall for any reason no longer be acting as the Servicer hereunder, the Backup Servicer or another successor Servicer shall thereupon assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement. In such event, the Backup Servicer or such other successor Servicer shall be deemed to have assumed all of the outgoing Servicer’s interest therein and to have replaced the outgoing Servicer as a party to the Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the Backup Servicer or such other successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under the Lockbox Agreement. The outgoing Servicer shall, upon request of the Administrative Agent, but at the expense of the outgoing Servicer, deliver to the Backup Servicer or such other successor Servicer all documents and records relating to the Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient assignment of the Lockbox Agreement to the Backup Servicer or such other successor Servicer. In the event that the Administrative Agent shall elect to change the identity of the Lockbox Bank, the Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Administrative Agent, to the Collateral Agent or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the Lockbox arrangement.

(e) On each Business Day, pursuant to the Lockbox Agreement, the Lockbox Processor will transfer any payments from Obligors received in the Post-Office Boxes to the Lockbox Account. Within two (2) Business Days of receipt of funds into the Lockbox Account, the Servicer shall cause the Lockbox Bank to transfer cleared funds from the Lockbox Account to the Collection Account. In addition, the Servicer shall remit all payments by or on behalf of the Obligors received by the Servicer with respect to the Receivables (other than Purchased Receivables) and all Net Liquidation Proceeds no later than two (2) Business Days following receipt directly (without deposit into any intervening account) into the related Lockbox Account or the Collection Account. The Servicer shall not commingle its assets and funds with those on deposit in the Lockbox Account.

SECTION 4.3. Realization Upon Receivables. On behalf of the Purchaser and the Secured Parties, the Servicer shall use its best efforts, consistent with the servicing procedures set forth herein, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall commence efforts to repossess or otherwise convert the ownership of a Financed Vehicle on or prior to the date that an Obligor has failed to make more than [***] of a Scheduled Receivable Payment thereon in excess of [***]for [***] days or more; provided, however, that the Servicer may elect not to commence such efforts within such time period if in its good faith judgment it determines either that it would be impracticable to do so or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, consistent with the standards of care set forth in Section 4.2, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion exercised in good faith that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Receivable by an amount greater than the amount of such expenses. A representative of the Servicer (unless the Backup Servicer is acting as the successor Servicer) shall be physically present at each auction at which [***] or more repossessed Financed Vehicles are scheduled to be offered for sale. The Servicer shall be entitled to recover all Liquidation Expenses incurred by it during each Accrual Period that are reasonably allocated to repossessing during such Collection Period one or more Financed Vehicles and liquidated such Finance Vehicles into cash proceeds, but such reimbursement shall be payable only out of (i) the cash proceeds from the sale of such Financed Vehicle to the extent that such proceeds are actually received by the Servicer during such Accrual Period, (ii) any deficiency obtained from the related Obligor to the extent that such deficiency payment is actually received by the Servicer during such Accrual Period, or (iii) any other recoveries received with respect to Liquidated Receivables during the current Accrual Period or subsequent Accrual Periods. Except as provided in the immediately preceding sentence, in no event shall any unreimbursed repossession and/or Liquidation Expenses incurred in any Accrual Period be recouped from collections received in any Accrual Period.

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SECTION 4.4. Insurance.

(a) The Servicer, in accordance with the servicing procedures and standards set forth herein, shall require that (i) each Obligor shall have obtained insurance covering the Financed Vehicle, as of the date of the execution of the Receivable, insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and each Receivable requires the Obligor to maintain such physical loss and damage insurance naming the Seller and its successors and assigns as an additional insured, (ii) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate naming the Seller and its successors as policyholder (creditor) and (iii) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract (each, a “Receivables Insurance Policy”).

(b) To the extent applicable, the Servicer shall not take any action that would result in noncoverage under any Receivables Insurance Policy that, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Purchaser and the Administrative Agent, shall take such reasonable action as shall be necessary to permit recovery under each Receivables Insurance Policy. Any amounts collected by the Servicer under any Receivables Insurance Policy, including, without limitation, proceeds thereof, shall be deposited in the Collection Account within two (2) Business Days of receipt.

SECTION 4.5. Maintenance of Security Interests in Vehicles.

(a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Purchaser, the Administrative Agent, the Collateral Agent and the Lenders as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including but not limited to obtaining the authorization or execution by the Obligors and the recording, registering, filing, re-recording, re-registering and re-filing of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Administrative Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect or continue the perfection of such security interest on behalf of the Purchaser and Collateral Agent for the benefit of the Secured Parties as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Purchaser, and the pledge thereof by the Purchaser to the Collateral Agent for the benefit of the Secured Parties is insufficient, without a notation on the related Financed Vehicle’s Lien Certificate, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Collateral Agent for the benefit of the Secured Parties, each of the Administrative Agent and the Seller hereby agrees that the designation of the Seller as the secured party on the Lien Certificate is in respect of the Seller’s capacity as Servicer and as agent of the Collateral Agent for the benefit of the Secured Parties.

(b) Upon the occurrence and continuance of a Servicer Termination Event, the Collateral Agent and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Administrative Agent, which opinion shall be an expense of the Servicer and shall not be an expense of the Administrative Agent, the Collateral Agent or any Lender, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Collateral Agent on behalf of the Secured Parties by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Administrative Agent, which opinion shall be an expense of the Servicer and shall not be an expense of the Administrative Agent or any Lender, be necessary or prudent.

(c) The Seller hereby agrees to pay all expenses related to such perfection or re-perfection in accordance with clauses (a) and (b) above and to take all action necessary therefor. In addition, the Administrative Agent may instruct the Servicer to take or cause to be taken, and the Servicer shall take or cause to be taken, such action as may, in the judgment of the Administrative Agent, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Collateral Agent on behalf of the Secured Parties, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the judgment of the Administrative Agent, be necessary or prudent; provided, however, that if the Administrative Agent requests that the title documents be amended prior to the occurrence of a Servicer Termination Event, the Servicer shall carry out such action only to the extent that the reasonable out-of-pocket expenses of the Servicer shall be reimbursed by the Administrative Agent or the Lenders, respectively, on a pro rata basis (based upon the applicable outstanding Loan Balances).

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SECTION 4.6. Additional Covenants of Servicer.

(a) The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession or other liquidation of the Financed Vehicle, nor shall the Servicer impair the rights of any Lender or the Collateral Agent in such Receivables, nor shall the Servicer amend or otherwise modify a Receivable, except as permitted in accordance with Section 4.2.

(b) The Servicer shall obtain and/or maintain all necessary licenses, approvals, authorizations, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution, delivery and performance of this Agreement and the other Loan Documents.

(c) The Servicer shall not make any material changes to its collection policies unless the Administrative Agent expressly consents in writing prior to such changes.

(d) The Servicer shall provide written notice to the Lenders and the Administrative Agent of any default, event of default, trigger event or servicer termination event under any other warehouse financing facility, securitization or corporate debt facility (secured or unsecured) that has occurred and which default, event of default, trigger event or servicer termination shall not have been waived or otherwise cured within the applicable cure period.

(e) The Servicer shall reimburse the Administrative Agent and each Lender for any and all fees or expenses that the Administrative Agent or such Lender, as applicable, pay to a bank arising out of a return of payments from the Purchaser or the Seller deposited for collection by or for the benefit of the Administrative Agent or such Lender, as applicable.

(f) The Servicer will not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien, security interest, charge, pledge, equity, encumbrance or restriction on transferability of the Receivables and the Other Conveyed Property except (x) for the lien in favor of the Collateral Agent for the benefit of the Secured Parties and the restrictions on transferability imposed by this Agreement or any other Loan Document or (y) with respect to any portion of the Receivables and the Other Conveyed Property released in a manner permitted by the Loan Documents from the lien in favor of the Collateral Agent for the benefit of the Secured Parties, or (ii) sign or file under the UCC of any jurisdiction any financing statement which names the Seller, the Servicer or the Purchaser as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables and Other Conveyed Property, except in each case any such instrument solely securing the rights and preserving the lien of the Collateral Agent for the benefit of the Secured Parties.

(g) The Servicer shall not permit any rescission or cancellation of any Receivable, except in accordance with the Servicing Guidelines, as required by applicable law or as ordered by a court of competent jurisdiction.

(h) The Servicer (other than the Backup Servicer acting as successor Servicer) shall prepare for execution by the Purchaser and coordinate the filing, on behalf of the Purchaser, of all, state and local sales and use tax returns relating to the ownership by the Purchaser of any Contract and/or the related Financed Vehicle.

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(i) At the direction of the Administrative Agent, the Servicer (other than the Backup Servicer acting as successor Servicer) shall arrange for various agents to seek tax rebates from applicable taxing authorities as a result of an Obligor defaulting on its obligation to repay the originator for sales taxes paid on behalf of the Obligor. The Purchaser shall cooperate fully with the Servicer and their agents in pursuing recovery of such rebates and shall make available to the Servicer and their counsel all records and other materials reasonably required and available to the Purchaser for use in pursuing such recovery.

(j) The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Administrative Agent to determine the status of each Contract.

SECTION 4.7. Purchase of Receivables.

(a) Upon discovery by any of the Servicer, the Purchaser, the Backup Servicer, the Administrative Agent or any Lender of a breach of any of the covenants of the Servicer set forth in Section 4.2(a), 4.4, 4.5 or 4.6, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 4.7. Unless the breach shall have been cured by the last day of the next Accrual Period following such discovery, the Servicer shall purchase any Receivable and related Other Conveyed Property materially and adversely affected by such breach. In consideration of the purchase of such Receivable and Other Conveyed Property, the Servicer shall remit the Purchase Amount for such Receivable and Other Conveyed Property into the Collection Account. The sole remedy of the Purchaser, the Administrative Agent or the Lenders hereunder with respect to a breach of Section 4.2(a), 4.4, 4.5 or 4.6 shall be to require the Servicer to repurchase Receivables and Other Conveyed Property pursuant to this Section 4.7; provided, however, that the Servicer shall indemnify the Backup Servicer, the Account Bank, the Purchaser, the Administrative Agent and the Lenders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

(b) Servicer shall have the option, but not the obligation, to repurchase on any Settlement Date any Receivables and related Other Conveyed Property, the inclusion of which in the Collateral results in Excess Concentration Amounts, at a price equal to at least the fair market value of such Receivables and Other Conveyed Property, so long as the fair market value is not less than the related aggregate Purchase Amount, plus the costs and expenses of the Purchaser and the Administrative Agent in connection with such optional purchase; provided, that the Administrative Agent shall the right to review and consent to any proposed repurchase (which consent shall not be unreasonably withheld so long as such repurchase does not adversely affect the Collateral or the characteristics of the Receivables and Other Conveyed Property included in the Collateral in any respect). To exercise such option, the Servicer shall deposit in the Collection Account an amount equal to the related aggregate Purchase Amount for such Receivables and Other Conveyed Property plus such costs and expenses, and thereafter shall succeed to all interests of the Purchaser in and to such Receivables and Other Conveyed Property. Upon notice of receipt of the related aggregate Purchase Amount for such Receivables and Other Conveyed Property (plus such costs and expenses) and written instructions from the Servicer (countersigned by the Administrative Agent), the Custodian shall release to the Servicer or its designee the related Receivables Files and the Purchaser shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Servicer, delivered to and approved in writing by the Administrative Agent, and necessary to vest in the Servicer or such designee title to such Receivables and Other Conveyed Property.

SECTION 4.8. Servicing Fee. The “Servicing Fee” for each Settlement Date shall be equal to the product of one-twelfth times the Servicing Fee Percentage times the average of the Aggregate Principal Balance of the Eligible Receivables on the first day of the related Accrual Period and on the last day of such Accrual Period. The Servicing Fee shall also include all late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables, collected (from whatever source) on the Receivables. If the Backup Servicer becomes the successor Servicer, the “Servicing Fee” payable to the Backup Servicer as successor Servicer shall be determined in accordance with Fee Schedule.

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SECTION 4.9. Servicer’s Certificate. No later than 2:00 p.m., New York City time, on the Business Day immediately preceding each Settlement Date, the Servicer shall deliver (in computer-readable format reasonably acceptable to each such Person) to the Administrative Agent, the Backup Servicer, the Account Bank, the Purchaser and Standard & Poor’s, a certificate substantially in the form of Exhibit A-1 hereto (a “Servicer’s Certificate”) containing among other things, (i) all information necessary to enable the Administrative Agent to authorize the Account Bank to make the distributions required by Section 5.7, (ii) all information necessary for the Administrative Agent to send statements to the Lenders pursuant to Section 5.8(a) and 5.9, (iii) a listing of all Purchased Receivables purchased as of the related Determination Date, identifying the Receivables so purchased, (iv) the calculation of the Total Borrowing Base, in each case as of the related Determination Date, (v) all information necessary to enable the Backup Servicer to verify the information specified in Section 4.14(b) and to complete the accounting required by Section 5.9, and (vi) an updated Projected CNL Matrix. In addition to the information set forth in the preceding sentence, each Servicer’s Certificate shall also contain the following information: (a) whether a Servicer Termination Event has occurred; (b) so long as the Servicer is CPS, a certification that the Servicer is in compliance with the financial covenants contained in Sections 10.1(h), (i) and (j) of this Agreement; and (c) such other information reasonably requested by the Administrative Agent or any Lender. The Servicer shall deliver to the Administrative Agent, the Lenders, the Backup Servicer, the Account Bank and the Purchaser a hard copy (which may be a facsimile) of any such Servicer’s Certificate upon request of such Person. The Servicer shall deliver to Standard and Poor’s a copy of the Servicer’s Certificate with respect to each Settlement Date at the time such report is delivered to the Administrative Agent.

SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a) The Servicer shall deliver to the Purchaser, the Administrative Agent, the Lenders, the Backup Servicer and Standard & Poor’s, on or before February 28 of each year beginning February 28, 2013, an Officer’s Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such certificate, such shorter period) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or, in the case of the first such certificate, such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) The Servicer shall deliver to the Administrative Agent, the Lenders, the Backup Servicer and Standard & Poor’s, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 10.1.

SECTION 4.11. Independent Accountants’ Reports. The Servicer shall cause a firm of Independent Accountants, who may also render other services to the Servicer or to the Purchaser, to deliver to the Administrative Agent, the Backup Servicer, the Lenders and Standard & Poor’s, on or before March 31 of each year beginning March 31, 2013, a report dated as of December 31 of the preceding year in form and substance reasonably acceptable to the Administrative Agent and the Class B Lenders (the “Accountants’ Report”) and reviewing the Servicer’s activities during the preceding 12-month period, addressed to the Board of Directors of the Servicer, to the Administrative Agent, the Backup Servicer and the Lenders, to the effect that such firm has examined the financial statements of the Servicer and issued its report therefor and that such examination (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to auto loans serviced for others set forth under Item 1122(b) of Regulation AB, to the extent applicable to the servicing obligations set forth in this Agreement; (3) included an examination of the delinquency and loss statistics relating to the Servicer’s portfolio of automobile and light truck installment sale contracts and promissory notes and security agreements; and (4) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm’s opinion, paragraph four of the Program requires such firm to report. The accountant’s report shall further state that (1) a review in accordance with agreed upon procedures was made of two randomly selected Servicer’s Certificates; (2) except as disclosed in the report, no exceptions or errors in the Servicer’s Certificates were found; and (3) the delinquency and loss information relating to the Receivables and the stated amount of Liquidated Receivables, if any, contained in the Servicer’s Certificates were found to be accurate. In the event such firm requires the Backup Servicer to agree to the procedures performed by such firm, the Servicer shall direct the Backup Servicer, as applicable, in writing to so agree; it being understood and agreed that the Backup Servicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Backup Servicer does not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Accountants’ Report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

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SECTION 4.12. Delivery and Approval of Electronic File.

(a) No later than 2:00 p.m., New York City time, on the Business Day immediately preceding each Settlement Date, the Servicer shall deliver to the Administrative Agent and the Class B Lenders an electronic file (the “Electronic File”) which shall set forth such amounts and shall include all other information listed in Exhibit A-2 for the immediately preceding Accrual Period.

(b) Following delivery by the Servicer to the Administrative Agent and the Class B Lenders of the Electronic File, which shall include both (i) all calculations and information required in respect of distributions to be made on the related Settlement Date pursuant to Section 5.7 or otherwise required to be included in the Servicer’s Certificate, and (ii) such other calculations and information otherwise requested by the Administrative Agent from time to time, the Administrative Agent shall, no later than 11:00 a.m., New York City time, on the related Settlement Date, issue instructions to the Account Bank to make such disbursements from the Collection Account in accordance with such Electronic File (as and if revised). To the extent that the Account Bank does not receive such written instructions at or prior to 4:00 p.m., New York City time, on any Settlement Date, the Account Bank shall make any related disbursements on the immediately following Business Day. Neither the Purchaser nor the Servicer shall be entitled to withdraw from the Collection Account any funds on deposit therein or credited thereto, except with the advance written consent of the Administrative Agent (which may take the form of a withdrawal request or direction letter countersigned by the Administrative Agent), which consent shall not be unreasonably withheld so long as such withdrawal is in accordance with the terms and conditions of this Agreement.

SECTION 4.13. Access to Certain Documentation and Information Regarding Receivables.

(a) The Servicer shall provide to representatives of the Purchaser, the Administrative Agent, the Backup Servicer and Standard & Poor’s reasonable access to the documentation and Servicer’s records regarding the Receivables. In each case, such access and review shall be afforded at the expense of the Servicer but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Without otherwise limiting the scope of the examination, the Administrative Agent may verify the status of each Receivable and review the electronic ledger and records relating thereto for conformity to monthly reports prepared pursuant to this Agreement. The Administrative Agent’s internal representatives and internal auditors shall have the same rights to on-site and off-site inspections and audits of the Servicer provided in this Section 4.13; provided, that the Administrative Agent shall provide reasonable prior written notice to the Servicer of any internal representatives or any internal auditors exercising such rights. In addition, upon reasonable prior written notice to Servicer, the Administrative Agent’s external auditors may interview Servicer’s external auditors, in the presence of the Servicer representative or representatives, concerning any matter to which the Administrative Agent is entitled to information pursuant to this Section 4.13. Any expense associated with conducting the interview set forth in the preceding sentence shall be paid by the Administrative Agent (unless a Default or Event of Default has occurred and is continuing, in which case all such expenses shall be paid by the Purchaser). The Administrative Agent shall provide the Class B Lenders with reasonable prior written notice of any such inspection being conducted by the Administrative Agent and the Class B Lenders and its representatives shall have the option to jointly participate in any such inspection on an equal basis as the Administrative Agent.

(b) The Servicer shall at all times provide the Purchaser, the Administrative Agent, any successor Servicer, the Backup Servicer, any loss mitigation advisor or any special servicer access to its servicing system in order to properly and effectively service one or more of the Receivables consistent with the terms of the related Receivable as set forth on the servicing system. Any such access shall be during normal business hours at Servicer's facilities and the Servicer shall cause its personnel to assist in any such procedure.

(c) At all times until the Termination Date, the Servicer shall keep available for inspection by the Purchaser and the Administrative Agent a schedule of all Receivables (including all repossessed Financed Vehicles) that are then being serviced by the Servicer pursuant to the terms of this Agreement.

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(d) In addition, the Servicer shall, on request of the Administrative Agent, furnish to the Administrative Agent and the Purchaser such underlying data as may be reasonably requested and available consistent with the Servicing Standard and all other policies and procedures required pursuant to this Agreement.

SECTION 4.14. Backup Verification of Servicer’s Certificate.

(a) Concurrently with the delivery by the Servicer of the Servicer’s Certificate each month, the Servicer will deliver to the Administrative Agent, the Account Bank and the Backup Servicer by electronic transmission in a format acceptable to the Administrative Agent and the Backup Servicer containing information with respect to the Receivables as of the close of business on the last day of the preceding Accrual Period which information is necessary for preparation of the Servicer’s Certificate. On a monthly basis, the Backup Servicer shall use the electronic transmission related to the Settlement Date to verify certain information specified in Section 4.14(b) contained in the Servicer’s Certificate delivered by the Servicer in connection with the Settlement Date, and the Backup Servicer shall notify the Servicer and the Administrative Agent of any discrepancies on or before 11:00 a.m. New York time on the related Settlement Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer (in consultation with the Administrative Agent) shall attempt to reconcile such discrepancies on the related Settlement Date, but in the absence of a reconciliation (or if the Backup Servicer otherwise fails to notify the Servicer and the Administrative Agent of the absence of any discrepancies by the 11:00 a.m. cutoff time), the Servicer’s Certificate shall control for the purpose of calculations and distributions pursuant to Sections 5.7(a)(i) through (x) with respect to the related Settlement Date. No payments shall be made to the Borrower pursuant to of Section 5.7(a)(xi) until any such discrepancies shall have been reconciled (or, as applicable, until the Backup Servicer notifies the Servicer and the Administrative Agent of the absence of any discrepancies). In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer’s Certificate by the next succeeding Settlement Date, the Backup Servicer shall notify the Administrative Agent of such discrepancy in writing and the Servicer shall cause a firm of Independent Accountants, at the Servicer’s expense, to audit the Servicer’s Certificate and, prior to the fifth day of the following calendar month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer’s Certificate for such next succeeding Determination Date. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

(b) The Backup Servicer shall review each Servicer’s Certificate delivered pursuant to Section 4.14(a) and shall:

(i) confirm that such Servicer’s Certificate is complete on its face;

(ii) load the electronic information (which shall be in a format acceptable to the Backup Servicer) received from the Servicer pursuant to Section 4.14(a), confirm that such electronic information is in a readable form and calculate and confirm the Aggregate Principal Balance of the Receivables for the most recent Settlement Date; and

(iii) confirm that the Available Funds, the Class A Lenders’ Principal Distributable Amount, the Class A Lenders’ Interest Distributable Amount, the Class B Lenders’ Principal Distributable Amount, the Class B Lenders’ Interest Distributable Amount, the Required Reserve Account Amount, the Servicing Fee, the Backup Servicing Fee, the Account Bank Fee and the Custodial Fee in the Servicer’s Certificate are accurate based solely on the recalculation of the Servicer’s Certificate.

(c) On or prior to the Closing Date, the Backup Servicer will data map to a servicing system all servicing/loan file information, including all relevant borrower contact information such as address and phone numbers as well as loan balance and payment information, including comment histories and collection notes. On or before the fifth calendar day of each month, the Servicer will provide to the Backup Servicer and to the Administrative Agent an electronic transmission of all servicing/loan information, including all relevant borrower contact information such as address and phone numbers as well as loan balance and payment information, including comment histories and collection notes, and the Backup Servicer will review each file to ensure that it is in readable form. Additionally, the Backup Servicer shall store each such file.

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SECTION 4.15. [Reserved].

SECTION 4.16. Errors and Omissions Policy and Fidelity Bond. The Servicer shall maintain an errors and omissions insurance policy and a fidelity bond in such form and amount as is customary for comparable servicers engaged in the business of servicing motor vehicle receivables.

SECTION 4.17. Subservicing Arrangements. The Servicer may arrange for the subservicing of all or any portion of the Receivables by a subservicer; provided, however, that (i) such subservicing arrangement must provide for the servicing of such Receivables in a manner consistent with the servicing arrangements contemplated hereunder, (ii) such subservicing arrangement shall be freely terminable by the Servicer without compensation or penalty paid to the applicable subservicer and (iii) such subservicing arrangement shall not constitute a sale of any servicing rights. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Receivables include actions taken or to be taken by a subservicer on behalf of the Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Purchaser, the Administrative Agent, the Backup Servicer, the Account Bank and the Lenders for the servicing and administration of the Receivables in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. All actions of each subservicer performed pursuant to a subservicing arrangement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The subservicer under each subservicing arrangement shall be engaged by the Servicer upon terms consistent with the engagement of the Servicer hereunder. Each subservicer shall be simultaneously terminated in the event that the Servicer is terminated hereunder. The fees paid by the Servicer to the related subservicer under each subservicing arrangement shall not exceed the Servicing Fees paid to the Servicer hereunder.

SECTION 4.18. Servicing Files.

(a) The Purchaser, as beneficial owner of the Receivables, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Purchaser and as custodian of the Servicing File with respect to each Receivable. Such retention and possession by the Servicer is in a custodial capacity only. With the prior written consent of the Administrative Agent, the Servicer may retain any third-party service provider to perform Servicer’s duties as custodian hereunder, provided that Servicer shall remain fully liable with respect to such duties notwithstanding Administrative Agent’s consent to the retention of any such third-party custodian. The Servicer shall be solely responsible for the payment of any and all fees, costs and other expenses of such third-party service provider. The Servicer shall be deemed to have received proper instructions from the Purchaser with respect to the Servicing Files upon its receipt of written instructions signed by a responsible officer of the Administrative Agent.

(b) The Servicer’s appointment as custodian of the Servicing Files with respect to the Receivables hereunder shall become effective on the Closing Date, and shall continue in full force and effect until the termination of this Agreement. The Administrative Agent may terminate the Servicer’s appointment as custodian of the Servicing Files at any time at the Administrative Agent’s sole and absolute discretion upon written notification to the Servicer, and such termination shall be binding on the Purchaser. Any termination of the Servicer as servicer of the Receivables shall also constitute a termination of the Servicer as custodian of the Servicing Files of the Receivables. As soon as practicable after any termination of such appointment (but in no event more than five (5) Business Days after any such termination of appointment), the Servicer shall deliver the Servicing Files to the Purchaser or the Purchaser’s agent (including, without limitation, any Successor Servicer) at such place or places as the Administrative Agent (or any Successor Servicer on its behalf) may reasonably designate. The Servicer shall cooperate with the Purchaser, the Administrative Agent and any Successor Servicer in making the transfer and shall bear all of the Servicer’s costs and expenses with respect to such transfer. Notwithstanding the termination of the Servicer as custodian of the Servicing Files, the Purchaser agrees that upon any such termination, the Purchaser shall provide, or cause its agent to provide, access to the Servicing Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

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SECTION 4.19. Non-Solicitation. The Servicer hereby agrees that it will not sell or otherwise provide any list of Obligors (the “Obligor List”), in whole or in part, to any third party, and it will not take any action or permit or cause an action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to target or solicit, by means of direct mail or telephonic or personal solicitation or by any other means, the Obligor under any Receivable (A) to prepay such Receivable or to refinance such Receivable, (B) prior to the repayment in full of such Receivable, use the Obligor List, in whole or in part, to directly solicit the related Obligor for a motor vehicle installment contract, whether directly or indirectly; or (C) prior to the repayment in full of a Receivable, use the Obligor List to indirectly solicit, through agents or Affiliates (including, but not limited to, agent bank arrangements with other financial institutions or entities), the related Obligor for a motor vehicle installment contract.

SECTION 4.20. Costs and Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as otherwise specifically provided in this Agreement. The Servicer shall provide a report to the Administrative Agent detailing the components of all Liquidation Expenses as of the end of the prior Accrual Period, on a vehicle-by-vehicle basis, no later than the Business Day immediately preceding each Settlement Date. The Servicer shall be entitled to reimbursement for such Liquidation Expenses in connection with the realization upon Receivables; provided that such right of reimbursement shall be limited to the extent set forth in the penultimate sentence of Section 4.3. The Purchaser shall remit to the Servicer an amount in respect of reimbursement for the foregoing Liquidation Expenses and other reimbursable expenses incurred during a given calendar month, no later than the twentieth (20th) day of the immediately following month. In the event that the Purchaser shall fail to reimburse the Servicer for any expenses for which the Servicer is entitled to reimbursement under this Agreement, the Servicer shall be entitled to set off against any collections on the Receivables otherwise to be remitted to the Purchaser hereunder, an amount equal to the amount of such unreimbursed expenses.

SECTION 4.21. Additional Covenants of Servicer. The Servicer shall comply with the additional covenants set forth on Exhibit I attached hereto; provided, that if the Backup Servicer is acting as the successor Servicer, then it shall comply solely with the additional covenants set forth in Items 2 and 5 set forth on Exhibit I attached hereto.

ARTICLE V

ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO THE NOTEHOLDERS

SECTION 5.1. Establishment of Pledged Accounts.

(a) The Servicer shall establish and maintain with the Account Bank a segregated account (the “Collection Account”) in the name of the Purchaser, clearly bearing a designation clearly indicating that the funds deposited therein are held for the benefit of Collateral Agent on behalf of the Secured Parties. The Collection Account shall initially be established with the Account Bank.

(b) The Servicer shall establish and maintain with the Account Bank a segregated account (the “Distribution Account”) in the name of the Purchaser, clearly bearing a designation clearly indicating that the funds deposited therein are held for the benefit of Collateral Agent on behalf of the Secured Parties. The Distribution Account shall initially be established with the Account Bank and may be a sub-account of the Collection Account.

(c) [Reserved].

(d) The Servicer shall establish and maintain with the Account Bank a segregated account (the “Reserve Account”) in the name of the Purchaser, clearly bearing a designation clearly indicating that the funds deposited therein are held for the benefit of Collateral Agent on behalf of the Secured Parties. The Reserve Account shall initially be established with the Account Bank and may be a sub-account of the Collection Account.

(e) [Reserved].

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(f) Funds on deposit in the Collection Account, the Distribution Account and the Reserve Account (collectively, the “Pledged Accounts”) shall be invested by the Account Bank (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Instructing Party (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Account Bank for the benefit of Collateral Agent on behalf of the Secured Parties. Other than as permitted by the Administrative Agent, funds on deposit in any Pledged Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Settlement Date. Funds deposited in a Pledged Account on the day immediately preceding a Settlement Date upon the maturity of any Eligible Investments are not required to be invested overnight. All Eligible Investments will be held to maturity.

(g) All investment earnings of moneys deposited in the Pledged Accounts shall be deposited (or caused to be deposited) by the Account Bank in the Collection Account as Available Funds for distribution pursuant to Section 5.7, and any loss resulting from such investments shall be charged to such account. The Servicer will not direct the Account Bank to make any investment of any funds held in any of the Pledged Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Account Bank to make any such investment, if requested by the Account Bank, the Servicer shall deliver to the Account Bank an Opinion of Counsel, acceptable to the Account Bank, to such effect. The Seller waives any restriction or obligation imposed on the Purchaser or the Account Bank by Sections 9-207(c)(1) and 9-207(c)(2) of the UCC, and the Purchaser waives any restriction or obligation imposed on the Account Bank by Sections 9-207(c)(1) and 9-207(c)(2) of the UCC.

(h) The Account Bank shall not in any way be held liable by reason of any insufficiency in any of the Pledged Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Account Bank’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Account Bank, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(i) If (i) the Servicer or the Administrative Agent, as applicable, shall have failed to give investment directions for any funds on deposit in the Pledged Accounts to the Account Bank by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Administrative Agent and the Account Bank) on any Business Day; or (ii) an Event of Default shall have occurred and be continuing but the Loans shall not have been declared due and payable, or, if the Loans shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Receivables and the Other Conveyed Property are being applied as if there had not been such a declaration; then the Account Bank shall, to the fullest extent practicable, invest and reinvest funds in the Pledged Accounts in an Eligible Investment described in paragraph (a) or (f) of the definition thereof.

(j) The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Pledged Accounts and in all proceeds thereof (including all Investment Earnings on the Pledged Accounts) and all such funds, investments, proceeds and income shall be part of the Other Conveyed Property and the Collateral. Except as otherwise provided herein, the Pledged Accounts shall be under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties. If at any time any of the Pledged Accounts ceases to be an Eligible Account, the Servicer with the consent of the Administrative Agent shall within five Business Days establish a new Pledged Account as an Eligible Account and the Account Bank shall transfer any cash and/or any investments from the Pledged Account that is no longer an Eligible Account to such new Pledged Account. The Account Bank shall promptly notify the Servicer, the Administrative Agent and Standard & Poor’s of any change in the location of any of the aforementioned accounts. In connection with the foregoing, the Account Bank agrees that it shall notify the Servicer, the Administrative Agent and Standard & Poor’s in writing promptly upon any of such Pledged Accounts ceasing to be an Eligible Account. If the long-term issuer rating of Computershare Trust Company, National Association is not rated at least investment grade by Standard & Poor’s and Moody’s, then the Administrative Agent shall have the right, upon written notice delivered to the Servicer and the Account Bank, to direct the Servicer to establish within five Business Days new Pledged Accounts at a replacement Account Bank and Computershare Trust Company, National Association, shall transfer any cash and/or any investments from all existing Pledged Accounts to such new Pledged Accounts at the successor Account Bank.

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(k) Notwithstanding anything to the contrary herein or in any other document relating to a Pledged Account, the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) or the “bank’s jurisdiction” (with the meaning of 9-304 of the UCC) as applicable, with respect to each Pledged Account shall be the State of New York.

(l) With respect to the Pledged Account Property, the Account Bank agrees that:

(i) any Pledged Account Property that is held in deposit accounts shall be held solely in an Eligible Account; and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Collateral Agent and the Collateral Agent shall have sole signature authority with respect thereto;

(ii) any Pledged Account Property shall be delivered to the Collateral Agent in accordance with the definition of “Delivery”;

(iii) the Administrative Agent shall have the power to instruct the Account Bank to make withdrawals and payments from the Pledged Accounts in accordance with Section 5.7 and as otherwise permitted by the Loan Documents; and

(iv) none of the Seller, the Servicer or the Purchaser shall have any power to instruct the Account Bank to make withdrawals and payments from the Pledged Accounts for any purpose.

SECTION 5.2. [Reserved]

SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to an Accrual Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The Administrative Agent shall direct the Account Bank to pay any amounts to be reimbursed hereunder to the Servicer on the related Settlement Date pursuant to Section 5.7(a)(ii) upon certification by the Servicer to the Administrative Agent of such amounts prior to such Settlement Date and the provision of such information to the Administrative Agent prior to such Settlement Date as may be necessary in the opinion of the Administrative Agent to verify the accuracy of such certification; provided, however, that the Servicer must provide such certification within three months of it becoming aware of such mistaken deposit, posting or returned check. In the event that the Administrative Agent has not received evidence satisfactory to it of the Servicer’s entitlement to reimbursement pursuant to this Section prior to such Settlement Date, the Administrative Agent shall give the Account Bank notice to such effect, following receipt of which the Account Bank shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.7, or if prior thereto the Servicer has been reimbursed pursuant to Section 5.7, the Account Bank shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Settlement Date.

SECTION 5.4. Application of Collections. All collections for each Accrual Period shall be applied by the Servicer to interest and principal in respect of the Receivables in accordance with the Simple Interest Method.

SECTION 5.5. Reserve Account.

(a) The Reserve Account will be held for the benefit of the Collateral Agent on behalf of the Secured Parties. On or prior to the Restatement Closing Date, the Purchaser shall deposit or cause to be deposited into the Reserve Account an amount equal to the Required Reserve Account Amount. On each Funding Date, the Purchaser shall deposit a portion of the related Loan into the Reserve Account until the amount on deposit in the Reserve Account equals the Required Reserve Account Amount.

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(b) In the event that the Servicer’s Certificate with respect to any Determination Date shall state that the Available Funds with respect to the related Settlement Date are insufficient to make the payments required to be made on the related Settlement Date pursuant to Sections 5.7(a)(i) through (v) (such deficiency being a “Deficiency Claim Amount”), then on the Deficiency Claim Date, the Account Bank, in accordance with the directions set forth in the Servicer’s Certificate as approved by the Administrative Agent, shall withdraw an amount equal to such Deficiency Claim Amount from the Reserve Account (to the extent of the funds available on deposit therein) for deposit in the Collection Account on the related Settlement Date and distribution pursuant to Sections 5.7(a)(i) through (v); provided, however, amounts distributable from the Reserve Account in accordance with this Section 5.5(b) shall not be so distributed to the extent of that portion of the Deficiency Claim Amount that is the result of (i) a Borrowing Base Deficiency caused solely by the occurrence of a Level I Trigger Event (in accordance with the directions set forth in the Servicer’s Certificate), or (ii) any requirement to pay the Class A Loan Balance or the Class B Loan Balance as a direct result of the occurrence of the Funding Termination Date.

(c) Following acceleration of the Loans in accordance with Section 8.02 of the Credit Agreement, all amounts on deposit in the Reserve Account shall be available for distribution to the Secured Parties in accordance with applicable priorities set forth in Section 5.7.

(d) On any Settlement Date prior to a Funding Termination Date on which, after all distributions required to be made on such Settlement Date pursuant to Section 5.7(a) have been made, the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount, the Account Bank, in accordance with the directions set forth in the Servicer’s Certificate as approved by the Administrative Agent, shall withdraw such excess and distribute the same to the Purchaser or its designee in accordance with Section 5.7(a)(xi).

(e) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, upon the occurrence of the Class A Rated Legal Final Settlement Date and the Class B Rated Legal Final Settlement Date, all amounts on deposit in the Reserve Account shall be withdrawn and transferred to the Collection Account for distribution in accordance with applicable priorities set forth in Section 5.7.

SECTION 5.6. Additional Deposits. The Servicer, the Purchaser or the Seller, as the case may be, shall each deposit or cause to be deposited in the Collection Account all Available Funds. On each Deficiency Claim Date, the Account Bank shall remit to the Collection Account any amounts withdrawn from the Reserve Account pursuant to Section 5.5.

SECTION 5.7. Distributions.

(a) On each Settlement Date prior to the acceleration of the Loans following an Event of Default, the Account Bank (based solely on the instructions received from the Administrative Agent in accordance with the final approved Electronic File) shall make the following distributions (without duplication) in the following order of priority to the extent of Available Funds on deposit in the Collection Account:

(i) to the Backup Servicer, the Account Bank, the Custodian, the Collateral Agent and the Administrative Agent, as applicable, pro rata, in respect of the Backup Servicing Fee (so long as the Backup Servicer is not acting as successor Servicer), the Account Bank Fee, the Custodial Fee, reimbursable expenses and indemnity payments owing to the Administrative Agent, the Collateral Agent, the Backup Servicer, the Account Bank and the Custodian, as applicable, under the Loan Documents, reasonable expenses incurred in connection with transitioning the servicing to the Backup Servicer and all other reasonable out of pocket expenses thereof (including counsel fees and expenses) and all unpaid Backup Servicing Fees (so long as the Backup Servicer is not acting as successor Servicer), Account Bank Fees, Custodial Fees, indemnity payments, reasonable expenses incurred in connection with transitioning the servicing to the Backup Servicer and all other reasonable out of pocket expenses (including counsel fees and expenses) from prior Accrual Periods; provided, however, that cumulative expenses and indemnity payments payable to the Backup Servicer, the Account Bank, the Custodian, the Administrative Agent and the Collateral Agent, in the aggregate pursuant to this clause (i), but excluding amounts paid to the Backup Servicer in respect of transition expenses, shall be limited, prior to the occurrence and continuance of an Event of Default, to a total of [***] over the term of this Agreement; provided, further, that the amount of transition expenses distributed to the Backup Servicer during the term of this Agreement pursuant to this clause (i) shall in no case exceed [***] in the aggregate;

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(ii) to the Servicer in respect of the Servicing Fee and all unpaid Servicing Fees from prior Accrual Periods and all reimbursements to which the Servicer is entitled pursuant to Sections 4.20 and 5.3 hereof;

(iii) to the Distribution Account, the Class A Lenders’ Interest Distributable Amount for such Accrual Period and the Facility Fee Amount payable to the Class A Lenders for such Settlement Date;

(iv) to the Distribution Account, the Class B Lenders’ Interest Distributable Amount for such Accrual Period and the Facility Fee Amount payable to the Class B Lenders for such Settlement Date;

(v) to the Distribution Account, the Class A Lenders’ Principal Distributable Amount for such Settlement Date.

(vi) to the Distribution Account, the Class B Lenders’ Principal Distributable Amount for such Settlement Date;

(vii) to the Reserve Account, an amount equal to the excess of (A) the Required Reserve Account Amount for such Settlement Date over (B) the amount on deposit in the Reserve Account;

(viii) to the Distribution Account, the sum of (a) any and all other fees, expenses, indemnity payments (to the extent not paid directly) and all other amounts due and owing from the Borrower, the Purchaser, the Seller, the Servicer or CPS to any Class A Lender under the Loan Documents and (b) any and all other fees, expenses, indemnity payments (to the extent not paid directly) and all other amounts due and owing from the Borrower, the Purchaser, the Seller, the Servicer or CPS to any Class B Lender under the Loan Documents;

(ix) to any successor Servicer (other than the Backup Servicer), to the extent not previously paid by the predecessor Servicer pursuant to this Agreement, reasonable transition expenses (up to a maximum of [***] in the aggregate over the term of this Agreement) incurred in becoming the successor Servicer;

(x) to the Backup Servicer, the Account Bank, the Custodian, the Administrative Agent and the Collateral Agent, as applicable, pro rata, in respect of reasonable out of pocket expenses thereof (including counsel fees and expenses) and indemnity payments from prior Accrual Periods to the extent not paid thereto pursuant to Section 5.7(a)(i) above; and

(xi) to the Purchaser, the remaining amount, if any, and any amounts released from the Reserve Account pursuant to Section 5.5(d); provided that no amounts shall be paid to the Purchaser pursuant to this clause (xii) until any amounts due and owing from the Borrower, the Purchaser, the Seller, the Servicer or CPS to any Secured Party pursuant to the Loan Documents have been paid in full and any discrepancies in the Servicer’s Certificate shall have been reconciled pursuant to Section 4.14(a).

(b) Following an acceleration of the Loans after an Event of Default, any money or property that the Collateral Agent collects pursuant to the Security Agreement, including amounts then on deposit in the Collection Account, the Distribution Account and the Reserve Account, shall be paid as follows:

(i) FIRST: to the Administrative Agent, the Collateral Agent, the Account Bank, the Custodian and the Backup Servicer, ratably, without preference or priority of any kind, for amounts that would otherwise be paid under Section 5.7(a); provided, however, that expense and indemnity payments payable to the Administrative Agent, the Collateral Agent, the Account Bank, the Custodian and the Backup Servicer, in the aggregate pursuant to this clause FIRST, when added to amounts previously paid to the Administrative Agent, the Collateral Agent, the Account Bank, the Custodian and Backup Servicer under Section 5.7(a), but excluding amounts paid to the Backup Servicer in respect of transition expenses, shall be limited to a total of [***] over the term of this Agreement; provided, further, that the amount of transition expenses distributed to the Backup Servicer during the term of this Agreement pursuant to this clause FIRST shall in no case exceed [***] in the aggregate;

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(ii) SECOND: to the Servicer, in respect of the Servicing Fee and all unpaid Servicing Fees from prior Accrual Periods and all reimbursements to which the Servicer is entitled pursuant to Sections 4.20 and 5.3 hereof;

(iii) THIRD: to the Class A Lenders for amounts due and unpaid on the Class A Loans in respect of interest and Class A Default Fee, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Loans in respect of interest;

(iv) FOURTH: to the Class A Lenders for amounts due and unpaid on the Class A Loans in respect of principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Loans in respect of principal, until the outstanding principal amount of the Class A Loans is reduced to zero;

(v) FIFTH: to the Class B Lenders for amounts due and unpaid on the Class B Loans in respect of interest and Class B Default Fee, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Loans in respect of interest;

(vi) SIXTH: to the Class B Lenders for amounts due and unpaid on the Class B Loans in respect of principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Loans in respect of principal, until the outstanding principal amount of the Class B Loans is reduced to zero;

(vii) SEVENTH: to the Administrative Agent, the Collateral Agent, the Account Bank, the Custodian and the Backup Servicer, ratably, without preference or priority of any kind, any expenses or indemnity payments payable to them that remain unpaid after giving effect to the application of money or property pursuant to clause FIRST above; and

(viii) EIGHTH: any excess amounts remaining after making the payments described in clauses FIRST through SEVENTH above, to be applied as Available Funds pursuant to Section 5.7(a) to the extent that any amounts payable thereunder have not been previously paid pursuant to clauses FIRST through SEVENTH above.

(c) For the avoidance of doubt, the Borrower shall pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender in full on the then-effective Maturity Date.

SECTION 5.8. Distribution Account.

(a) On each Settlement Date prior to the acceleration of the Loans following an Event of Default, the Account Bank (based solely on the instructions received from the Administrative Agent in accordance with the final approved Electronic File) shall make the following distributions (without duplication) in the following order of priority to the extent of Available Funds on deposit in the Distribution Account:

(i) to the Class A Lenders, the Class A Lenders’ Interest Distributable Amount, any Class A Default Fee and the Facility Fee Amount payable to the Class A Lenders; provided that if there are not sufficient Available Funds in the Distribution Account to pay the entire Class A Lenders’ Interest Distributable Amount, Class A Default Fee and Facility Fee Amount then due on the Class A Loans, the amount in the Distribution Account shall be applied to the payment of such Class A Lenders’ Interest Distributable Amount, Class A Default Fee and the Facility Fee Amount, pro rata, among the Class A Lenders;

(ii) to the Class B Lenders, the Class B Lenders’ Interest Distributable Amount and any Class B Default Fee payable to the Class B Lenders; provided that if there are not sufficient Available Funds remaining in the Distribution Account after application of clause (i) above to pay the entire Class B Lenders’ Interest Distributable Amount and any Class B Default Fee then due on the Class B Loans, the Available Funds remaining in the Distribution Account shall be applied to the payment of such Class B Lenders’ Interest Distributable Amount and any Class B Default Fee pro rata among the Class B Lenders;

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(iii) to the Class A Lenders, in reduction of the Class A Loan Balance, the Class A Lenders’ Principal Distributable Amount (including without limitation that portion thereof payable by the Purchaser pursuant to Section 3.06 of the Credit Agreement) to pay principal on the Class A Loans until the outstanding principal amount of the Class A Loans has been reduced to zero; provided that if there are not sufficient Available Funds remaining in the Distribution Account after application of clauses (i) and (ii) above to pay the entire Class A Lenders’ Principal Distributable Amount (including without limitation that portion thereof payable by the Purchaser pursuant to Section 3.06 of the Credit Agreement) then due on the Class A Loans, the Available Funds remaining in the Distribution Account shall be applied to the payment of such Class A Lenders’ Principal Distributable Amount (including without limitation that portion thereof payable by the Purchaser pursuant to Section 3.06 of the Credit Agreement), pro rata, among the Class A Lenders;

(iv) to the Class B Lenders, in reduction of the Class B Loan Balance, the Class B Lenders’ Principal Distributable Amount (including without limitation that portion thereof payable by the Purchaser pursuant to Section 3.06 of the Credit Agreement) to pay principal on the Class B Loans until the outstanding principal amount of the Class B Loans has been reduced to zero; provided that if there are not sufficient Available Funds remaining in the Distribution Account after application of clauses (i) through (iii) above to pay the entire Class B Lenders’ Principal Distributable Amount (including without limitation that portion thereof payable by the Purchaser pursuant to Section 3.06 of the Credit Agreement) then due on the Class B Loans, the Available Funds remaining in the Distribution Account shall be applied to the payment of such Class B Lenders’ Principal Distributable Amount (including without limitation that portion thereof payable by the Purchaser pursuant to Section 3.06 of the Credit Agreement), pro rata, among the Class B Lenders; and

(v) first, to the Class A Lenders, any other amounts due and owing from the Borrower, the Purchaser, the Seller, the Servicer or CPS to the Class A Lenders pursuant to any of the Loan Documents; provided that if there are not sufficient Available Funds remaining in the Distribution Account after application of clauses (i) through (iv) above to pay all of the other amounts due to the Class A Lenders, respectively, pursuant to the Loan Documents, the Available Funds remaining in the Distribution Account shall be applied to the payment of such other amounts pro rata among the Class A Lenders; and second, to the Class B Lenders, any other amounts due and owing from the Borrower, the Purchaser, the Seller, the Servicer or CPS to the Class B Lenders pursuant to any of the Loan Documents; provided that if there are not sufficient Available Funds remaining in the Distribution Account after application of clauses (i) through (iv) and above and the foregoing clause first to pay all of the other amounts due to the Class B Lenders pursuant to the Loan Documents, the Available Funds remaining in the Distribution Account shall be applied to the payment of such other amounts pro rata among the Class B Lenders.

SECTION 5.9. Statements to Lenders. (a)(a) On the Determination Date (in accordance with Section 4.9), the Servicer shall provide to the Account Bank, the Backup Servicer, each Funding Agent and the Administrative Agent (with a copy to Standard & Poor’s) on the related Record Date a copy of the Servicer’s Certificate setting forth at least the following information as to the Loans and the related Settlement Date distributions to the extent applicable in the form attached hereto as Exhibit A-1:

(i) the amount of such distribution allocable to principal of each class of Loans;

(ii) the amount of such distribution allocable to interest on or with respect to each class of Loans;

(iii) the amount, if any, of such distribution payable out of amounts withdrawn from the Reserve Account;

(iv) the amount, if any, of such distribution allocable to Default Fees with respect to each class of Loans;

(v) the Aggregate Principal Balance of all Receivables and all Eligible Receivables as of the close of business on the last day of the preceding Accrual Period;

(vi) the Class A Loan Balance and the Class B Loan Balance;

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(vii) the amount of the Servicing Fee paid to the Servicer with respect to the related Accrual Period, and the amount of any unpaid Servicing Fees and the change in such amount from the prior Settlement Date;

(viii) (A) the amount of each of the Backup Servicing Fee, the Account Bank Fee and the Custodial Fee paid to the Backup Servicer, the Account Bank and the Custodian, as applicable, with respect to the related Accrual Period, (B) the amount of any unpaid Backup Servicing Fees, Account Bank Fees and Custodial Fees, as applicable, and the change in such amounts from the prior Settlement Date, (C) the amount of all expenses paid to the Administrative Agent, the Collateral Agent, the Account Bank, the Custodian and the Backup Servicer, with respect to the related Accrual Period, and (D) the difference between the maximum per annum amount payable to the Administrative Agent, the Collateral Agent, the Account Bank, the Custodian and the Backup Servicer in respect of expenses (other than servicing transition expenses) as set forth in Section 5.7(a)(i) and the amount paid to the Administrative Agent, the Collateral Agent, the Account Bank, the Custodian and the Backup Servicer year-to-date (to and including the related Settlement Date) in respect of such expenses;

(ix) the Class A Lenders’ Interest Carryover Shortfall and the Class B Lenders’ Interest Carryover Shortfall, if any;

(x) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making Scheduled Receivable Payments for (a) 31 to 45 days and (b) 46 days or more, in each case as of the last day of the related Accrual Period;

(xi) the number of, and the aggregate Purchase Amounts for, Receivables, if any, that were repurchased during the related Interest Period and summary information as to losses and delinquencies with respect to the Receivables as of the end of the related Accrual Period;

(xii) [reserved];

(xiii) the Required Reserve Account Amount and the amount to be deposited into the Reserve Account;

(xiv) [Reserved];

(xv) the number and the Aggregate Principal Balance of Eligible Receivables that were extended during the related Accrual Period; and

(xvi) the occurrence of any trigger breach, default or event of default under any warehouse financing facility (including the facility evidenced by the Loan Documents), securitization or corporate debt obligation (secured or unsecured) that first occurred during the related Accrual Period and any waiver granted or cure effected of any trigger breach, default or event of default under any warehouse financing facility, securitization or corporate debt obligation (secured or unsecured) during such Accrual Period.

(b) Within 60 days after the end of each calendar year, commencing February 28, 2013, the Servicer shall deliver to the Administrative Agent and the Account Bank, and the Administrative Agent shall, provided it has received the necessary information from the Servicer, promptly thereafter furnish to each Lender (a) a report (prepared by the Servicer) as to the aggregate of the amounts reported pursuant to Sections 5.9(a)(i), (ii), (vii) and (viii) for such preceding calendar year, and (b) such information as may be reasonably requested by any Lender or required by the Code and regulations thereunder, to enable such Lender to prepare its Federal and State income tax returns. The obligation of the Administrative Agent set forth in this paragraph shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to such Lender pursuant to any requirements of the Code.

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SECTION 5.10. Dividend of Ineligible Receivables. The Purchaser may on the last day of the month in which any Receivables are sold into a securitization transaction distribute any Ineligible Receivables to the Seller as a dividend, free of the deemed security interest referred to in Section 2.2; provided that there is no Borrowing Base Deficiency immediately after such dividend.

ARTICLE VI

Limitation of Liability of Custodian and Account Bank

SECTION 6.1. Limitation on Liability.

(a) In connection with the Custodian's timely performance of its obligations and duties hereunder, the Custodian shall not be liable to the Borrower, the Administrative Agent, the Collateral Agent, any Lender or any other Person for any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by it, other than for any loss, claim, damage, liability or expense arising out of the Custodian's or the Account Bank’s failure to perform such obligations in accordance with the standard of care set forth herein. Neither the Custodian nor the Account Bank shall be liable to the Borrower, the Administrative Agent, the Collateral Agent, any Lender or any other Person for any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by it in connection with this Agreement, other than for any loss, claim, damage, liability or expense arising out of the negligence, willful misfeasance or bad faith in the performance of its obligations hereunder. The obligations of the Custodian and the Account Bank shall be determined solely by the express provisions of this Agreement. No representation, warranty, covenant, agreement, obligation or duty of the Custodian or the Account Bank shall be implied with respect to this Agreement or the Custodian's or the Account Bank’s services hereunder. Neither the Custodian nor the Account Bank shall have any liability under and no duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in this Agreement. Neither the Custodian nor the Account Bank shall be under any obligation or duty to perform any act which would involve it in expense (except to the extent such expense is reimbursed to such Person in accordance with the terms hereof) or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies.

(b) In the Custodian's review of documents pursuant to Section 3.4 of this Agreement, the Custodian shall be under no duty or obligation to inspect, review or examine the Receivable Files to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

(c) The Custodian and the Account Bank may rely, and shall be protected in acting or refraining from acting, in each case, in accordance with the terms of this Agreement, upon and need not verify the accuracy of, (i) any written instructions from any persons the Custodian or the Account Bank reasonably believes to be authorized to give such instructions, and (ii) any written instruction, notice, order, request, direction, certificate, opinion or other instrument or document reasonably believed by the Custodian or the Account Bank to be genuine and to have been signed and presented by the proper party or parties, whether such presentation is by personal delivery, express delivery or facsimile.

(d) The Custodian and the Account Bank may consult with counsel with regard to legal questions arising out of or in connection with this Agreement, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Custodian or the Account Bank in reliance, in good faith, and in accordance therewith.

(e) No provision of this Agreement shall require the Custodian or the Account Bank to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.

(f) Neither the Custodian nor the Account Bank shall be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon, or security interest in, any Receivables or related Receivable Files purported to be granted at any time pursuant to the Credit Agreement. The Account Bank shall have no duty to solicit any payments which may be due it hereunder.

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(g) Neither the Custodian not the Account Bank shall be liable for any delays in performance for causes beyond its control, including, but not limited to, fire, flood, epidemic, unusually severe weather, strike, acts of the Borrower, the Administrative Agent, the Collateral Agent or any Lender, restriction by civil or military authority in their sovereign or contractual capacities, transportation failure, or inability to obtain labor. In the event of any such delay, performance shall be extended for so long as such period of delay.

(h) Neither the Custodian not the Account Bank shall have any duties or responsibilities except those that are specifically set forth herein. The Custodian shall be under no responsibility or duty with respect to the disposition of any Receivable Files while such Receivable Files are not in its possession. If the Custodian or the Account Bank shall request instructions from the Administrative Agent with respect to any act, action or failure to act in connection with this Agreement, the Custodian and the Account Bank shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian or the Account Bank, as applicable, shall have received written instructions from the Administrative Agent without incurring any liability therefor to the Administrative Agent, the Collateral Agent, the Borrower, the Collateral Agent, any Lender or any other Person; provided, that the Custodian shall at all times maintain custody of the Receivable Files (except as otherwise required by this Agreement) and otherwise comply with its obligations hereunder.

(i) In no event shall the Custodian or the Account Bank or either of its directors, affiliates, officers, agents, and employees be held liable for any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder.

ARTICLE VII

THE PURCHASER

SECTION 7.1. Representations of Purchaser. The Purchaser makes the following representations to the Collateral Agent for the benefit of the Secured Parties, to the Administrative Agent and to each Lender, on which the Collateral Agent relies in accepting a pledge of the Receivables under the Security Agreement, on which the Administrative Agent relies in accepting its duties under the Credit Agreement and other Loan Documents, and on which each Lender will rely in making Loans to the Purchaser. The representations speak as of the execution and delivery of this Agreement and as of each Funding Date, and shall survive the sale of the Receivables to the Purchaser and the pledge thereof to the Collateral Agent for the benefit of the Secured Parties.

(a) Organization and Good Standing. The Purchaser has been duly formed and is validly existing as a limited liability company solely under the laws of the state of Delaware and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and pledge the Receivables and the Other Conveyed Property pledged to the Collateral Agent for the benefit of the Secured Parties and to enter into and perform its other obligations under this Agreement and each other Loan Document to which it is a party.

(b) Due Qualification. The Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, (i) the purchase of Receivables from CPS, (ii) the pledge of Collateral to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement, and (iii) the performance of its other obligations under this Agreement and each other Loan Document) shall require such qualifications.

(c) Power and Authority. The Purchaser has the power (limited liability company and other) and authority, and has all material government licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted, to execute and deliver this Agreement and the other Loan Documents to which it is a party and to carry out its terms and their terms, respectively; the Purchaser has full power and authority to pledge the Collateral to be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement, and has duly authorized such pledges to the Collateral Agent, for the benefit of the Secured Parties, by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Loan Documents to which the Purchaser is a party have been duly authorized by the Purchaser by all necessary action.

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(d) Valid Sale; Binding Obligations. (A) This Agreement effects a valid sale of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller, and (B) the Security Agreement constitutes a valid pledge of the Collateral which constitutes a first priority perfected security interest in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, in each case enforceable against the Purchaser and creditors of and purchasers from the Purchaser, and this Agreement and the other Loan Documents to which the Purchaser is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Loan Documents and the fulfillment of the terms of this Agreement and the other Loan Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the Certificate of Formation or the LLC Agreement, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Loan Documents, or violate any law, order, rule, regulation, ordinance or directive of any Governmental Authority applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

(f) No Proceedings. There are no proceedings or investigations pending or, to the Purchaser’s knowledge after due inquiry, threatened against the Purchaser, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties (A) asserting the invalidity of this Agreement, any Loan or any of the Loan Documents, (B) seeking to prevent the making of any Loan or the consummation of any of the transactions contemplated by this Agreement or any of the Loan Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the Loan Documents or otherwise have a Material Adverse Effect or result in a Material Adverse Change in respect of the Receivables or the business, operations, financial condition, properties, assets or prospects of Purchaser, or (D) relating to the Purchaser or the Collateral and which might adversely affect the federal or State income, excise, franchise or similar tax attributes of the Loans.

(g) No Consents. The Purchaser is not required to obtain the consent of any other Person and no consent, approval, authorization or order of or declaration or filing with any governmental authority is required for conduct of the Purchaser’s business, the making of the Loans or the consummation of the other transactions contemplated by this Agreement and the other Loan Documents, except such as have been duly made or obtained or as may be required by the Loan Documents.

(h) Tax Returns. The Purchaser has filed all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Purchaser in connection with consummation of the transactions contemplated by this Agreement and the other Loan Documents to which the Purchaser is a party and the fulfillment of the terms of this Agreement and the other Loan Documents to which the Purchaser is a party have been paid or shall have been paid at or prior to the Closing Date and as of each Funding Date.

(i) Other Obligations. The Purchaser is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any of the Loan Documents to which it is a party or in any other agreement or instrument to which it is a party or by which it is bound the result of which would have a Material Adverse Effect or result in a Material Adverse Change.

(j) Chief Executive Office. The chief executive office of the Purchaser is at 3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169.

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(k) Certificate, Statements and Reports. The officer’s certificates, statements, reports and other documents prepared by the Purchaser and furnished by the Purchaser to the Administrative Agent, the Backup Servicer, the Account Bank, the Custodian or any Lender pursuant to this Agreement or any other Loan Document to which it is a party, or otherwise in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(l) Legal Counsel, etc. The Purchaser consulted with its own legal counsel and independent accountants to the extent it deems necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated hereby, the Purchaser is not participating in such transactions in reliance on any representations of any other party, their affiliates, or their counsel with respect to tax, accounting, regulatory or any other matters.

(m) No Default. The Purchaser is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under (i) any law or statute applicable to it, including, without limitation, any Consumer Law, (ii) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties or (iii) (x) any indebtedness or any instrument or agreement under or pursuant to which any such indebtedness has been, or could be, issued or incurred or (y) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, including, without limitation, the Loan Documents, that either individually or in the aggregate, (A) would result in a Material Adverse Change with respect to the Purchaser, or in any impairment of the right or ability of the Purchaser to carry on its business substantially as now conducted or (B) would result in a Material Adverse Effect.

(n) ERISA. The Purchaser does not maintain any Plans, and the Purchaser agrees to notify the Administrative Agent in advance of forming any Plans. Neither the Purchaser nor any Affiliate of the Purchaser (other than MFN under the MFN Financial Corporation Pension Plan and CPS under its defined contribution (401(k)) plan) has any obligations or liabilities with respect to any Plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five year period prior to the date this representation is made or deemed made. The Purchaser will give notice to the Administrative Agent and each Lender if at any time it or any Affiliate has any obligations or liabilities with respect to any Plan or Multiemployer Plan. All Plans maintained by the Purchaser or any Affiliate are in substantial compliance with all applicable laws (including ERISA). The Purchaser is not an employer under any Multiemployer Plan.

(o) Compliance with Laws. The Purchaser has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties.

(p) No Other Business. Since its inception, the Purchaser has conducted no business or any other activity other than as contemplated by this Agreement and the other Loan Documents.

ARTICLE VIII

THE SELLER

SECTION 8.1. Representations of Seller. The Seller makes the following representations to the Purchaser, to the Collateral Agent for the benefit of the Secured Parties, to the Administrative Agent and to each Lender, and on which the Purchaser relies in acquiring the Receivables, on which the Collateral Agent relies in accepting a pledge of the Receivables under the Security Agreement, on which the Administrative Agent relies in accepting its duties under the Credit Agreement and other Loan Documents, and on which each Lender will rely in making Loans to the Purchaser. The representations speak as of the execution and delivery of this Agreement, as of the Closing Date and as of each Funding Date, and shall survive the sale of the Receivables to the Purchaser and the pledge thereof by the Purchaser to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

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(a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation solely under the laws of the State of California and is in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Purchaser and to perform its other obligations under this Agreement or any other Loan Documents to which it is a party.

(b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, the origination or purchase of motor vehicle retail installment sale contracts or installment promissory note and security agreements, the sale of the Receivables to the Purchaser hereunder, the servicing of the Receivables as required by this Agreement, and its other obligations hereunder and under the other Loan Documents) requires or shall require such qualification except where the failure to so qualify or obtain such licenses or consents would not result in a Material Adverse Effect or a Material Adverse Change.

(c) Power and Authority. The Seller has the power (corporate and other) and authority, and has all material government licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted, to execute and deliver this Agreement and the other Loan Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Purchaser by it and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Loan Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

(d) Valid Sale; Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Purchaser, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Loan Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited, by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the Loan Documents and the fulfillment of the terms of this Agreement and the Loan Documents do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Loan Documents, or violate any law, order, rule, regulation, ordinance or directive of any Governmental Authority applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(f) No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Loan Documents, (B) seeking to prevent the making of the Loans or the consummation of any of the transactions contemplated by this Agreement or any of the Loan Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents or otherwise have a Material Adverse Effect or result in a Material Adverse Change in respect of the Seller or (D) relating to the Seller or the Receivables or Other Conveyed Property and which might adversely affect the federal or State income, excise, franchise or similar tax attributes of the Loans.

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(g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the conduct of the Seller’s business, the making of the Loans or the consummation of the other transactions contemplated by this Agreement and the Loan Documents, except such as have been duly made or obtained.

(h) Financial Condition. The Seller is able to and does pay its liabilities as they mature. The Seller is not in default under any obligation to pay money to any Person except for matters being disputed in good faith which do not involve an obligation of the Seller on a promissory note. The Seller will not use the proceeds from the transactions contemplated by the Loan Documents to give any preference to any creditor or class of creditors, and such transactions will not leave the Seller with remaining assets which are unreasonably small compared to its ongoing operations.

(i) Fraudulent Conveyance. The Seller is not selling the Receivables to the Purchaser with any intent to hinder, delay or defraud any of its creditors; the Seller will not be rendered insolvent as a result of the sale of the Receivables to the Purchaser.

(j) Tax Returns. The Seller has filed all material federal and state tax returns that are required to be filed and paid all material taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). Any taxes, fees and other governmental charges payable by the Seller in connection with consummation of the transactions contemplated by this Agreement and the other Loan Documents to which the Seller is a party and the fulfillment of the terms of this Agreement and the other Loan Documents to which the Seller is a party have been paid or shall have been paid as of each Funding Date.

(k) Chief Executive Office. The Seller has more than one place of business, and the chief executive office of the Seller is at 3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169 and its organizational number is 1682500.

(l) Certificate, Statements and Reports. The officer’s certificates, statements, reports and other documents prepared by Seller and furnished by Seller to the Purchaser, the Administrative Agent, the Backup Servicer, the Account Bank, the Custodian or any Lender pursuant to this Agreement or any other Loan Document to which it is a party, or otherwise in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(m) Legal Counsel, etc. Seller consulted with its own legal counsel and Independent Accountants to the extent it deems necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated hereby, Seller is not participating in such transactions in reliance on any representations of any other party, their affiliates, or their counsel with respect to tax, accounting and regulatory matters.

(n) No Material Adverse Change since December 31, 2023. No Material Adverse Change has occurred with respect to the Seller since the end of the fiscal year reported on in the Seller’s Form 10-K filed with the Commission on March 15, 2024.

(o) No Default. The Seller is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under (i) any law or statute applicable to it, including, without limitation, any Consumer Law, (ii) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties or (iii) (x) any indebtedness or any instrument or agreement under or pursuant to which any such indebtedness has been, or could be, issued or incurred or (y) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, including, without limitation, the Loan Documents, except as reflected on Schedule C hereto, that either individually or in the aggregate, (A) would result in a Material Adverse Change with respect to the Seller, or in any impairment of the right or ability of the Seller to carry on its business substantially as now conducted or (B) would result in a Material Adverse Effect.

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(p) Other Obligations. The Seller is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any of the Loan Documents to which it is a party or in any agreement or instrument to which it is a party or by which it is bound the result of which would have a Material Adverse Effect or result in a Material Adverse Change.

(q) ERISA. The Seller does not maintain any Plans (other than its defined contribution (401(k)) plan and the MFN Financial Corporation Pension Plan), and the Seller agrees to notify the Administrative Agent in advance of forming any Plans. Neither the Seller nor any Affiliate of the Seller (other than MFN under the MFN Financial Corporation Pension Plan) has any obligations or liabilities with respect to any Plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five year period prior to the date this representation is made or deemed made. The Seller will give notice to the Administrative Agent and each Lender if at any time it or any Affiliate has any obligations or liabilities with respect to any Plan or Multiemployer Plan. All Plans maintained by the Seller or any Affiliate are in substantial compliance with all applicable laws (including ERISA). The Seller is not an employer under any Multiemployer Plan.

(r) Compliance With Laws. The Seller has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties.

SECTION 8.2. Additional Covenants of the Seller.

(a) Sale. The Seller agrees to treat the conveyances hereunder as financings for tax and accounting purposes and as sales for all other purposes (including without limitation legal and bankruptcy purposes) on all relevant books, records, tax returns, financial statements and other applicable documents.

(b) Non-Petition. In the event of any breach of a representation and warranty made by the Purchaser hereunder, the Seller covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which the Loans and any and all other amounts due and owing to the Secured Parties pursuant to the Loan Documents have been paid in full. The Purchaser and the Seller agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by the Purchaser, by the Administrative Agent on behalf of the Lenders or by any Lender.

(c) Changes to Contract Purchase Guidelines. The Seller covenants that it will not make any material changes to the Contract Purchase Guidelines without the prior written consent of the Administrative Agent. The Seller covenants to provide prompt prior written notice to the Administrative Agent upon any change made to the Seller’s Contract Purchase Guidelines (other than de minimis changes).

(d) Cooperation. If an Event of Default shall have occurred and be continuing, Seller shall cooperate with and provide all information and access requested by the Collateral Agent, the Administrative Agent and/or any Lender in connection with any actions taken pursuant to Section 8.02 of the Credit Agreement or Section 3.01 of the Security Agreement.

(e) Consents to Waivers, Amendments or Modifications of Loan Documents. The Seller shall not consent to any waiver, amendment or modification of the Loan Documents that could reasonably be expected to have a Material Adverse Effect on any Lender without the prior written consent of the Administrative Agent.

(f) Other Liens or Interests. Except for the conveyances hereunder and any other Lien created under any Loan Document, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any interest therein, including, without limitation, any lien levied upon the Conveyed Property by the State of Texas (or any taxing authority or governmental agency of the State of Texas) as a result of the non-payment of any Texas Franchise Tax, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under the Receivables and the other Conveyed Property against all claims of third parties claiming through or under the Seller.

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SECTION 8.3. Liability of Seller; Indemnities.

(a) The Seller shall indemnify the Purchaser, the Backup Servicer, the Administrative Agent, the Collateral Agent, each Lender and their respective officers, directors, agents and employees for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations, warranties, covenants or other agreements contained herein.

(b) The Seller shall defend, indemnify, and hold harmless the Purchaser, the Backup Servicer, the Account Bank, the Custodian, the Administrative Agent, the Collateral Agent, each Lender and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Seller, any Affiliate thereof or any of their respective agents or subcontractors, of a Financed Vehicle.

(c) The Seller shall indemnify, defend and hold harmless the Purchaser, the Backup Servicer, the Account Bank, the Custodian, the Administrative Agent, the Collateral Agent, each Lender and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Loan Documents (except any income taxes arising out of fees paid to the Backup Servicer, the Account Bank or the Custodian, and except any taxes to which the Backup Servicer, the Account Bank or the Custodian may otherwise be subject), including without limitation any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Purchaser, not including any taxes asserted with respect to federal or other income taxes arising out of payments on the Loans) and costs and expenses in defending against the same.

(d) The Seller shall indemnify, defend and hold harmless the Purchaser, the Backup Servicer, the Account Bank, the Custodian, the Administrative Agent, the Collateral Agent, each Lender and their respective officers, directors, agents and employees from and against any loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith or negligence in the performance of its obligations or duties under this Agreement, or by reason of reckless disregard of its obligations or duties under this Agreement and/or (ii) the Seller’s or the Purchaser’s violation of federal or State securities laws in connection with the making of the Loans.

(e) The Seller shall indemnify, defend and hold harmless the Administrative Agent, the Account Bank, the Custodian and the Backup Servicer and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Loan Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Administrative Agent, the Account Bank, the Custodian or the Backup Servicer.

(f) The Seller shall indemnify, defend and hold harmless the Purchaser, the Backup Servicer, the Account Bank, the Custodian, the Administrative Agent, the Collateral Agent, each Lender and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of or relating to the failure of a Receivable to be originated in compliance with all requirements of law, including without limitation all Consumer Laws, and for any breach of any of the Seller’s representations and warranties, covenants or other agreements contained herein (including, without limitation, the representations contained in Section 3.1) or in any other Loan Document to which the Seller is a party.

Indemnification under this Section shall survive the resignation or removal of the Servicer and the termination of this Agreement and the other Loan Documents and shall include reasonable fees and expenses of counsel and other expenses of litigation. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have under applicable law, hereunder or under any other Loan Document. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

Notwithstanding any provision of this Section 8.3 or any other provision of this Agreement, nothing herein shall be construed as to require the Seller to provide any indemnification hereunder or under any other Loan Document for any costs, expenses, losses, claims, damages or liabilities arising solely out of, or incurred solely in connection with, credit losses with respect to the Receivables.

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SECTION 8.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Seller shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to Seller’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of Seller contained in this Agreement and the other Loan Documents to which it is a party. Any corporation or other Person (i) into which Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which Seller shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of Seller, or (iv) succeeding to the business of Seller, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of Seller under this Agreement and the other Loan Documents to which it is a party and, whether or not such assumption agreement is executed, shall be the successor to Seller under this Agreement and the other Loan Documents to which it is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release Seller from any obligation. Seller shall provide notice of any merger, consolidation or succession pursuant to this Section 8.4 to the Administrative Agent, the Backup Servicer, each Lender and Standard & Poor’s. Notwithstanding the foregoing, Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to Seller’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 8.1 shall have been breached (for purposes hereof, such representations and warranties shall be deemed made as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, (y) Seller shall have delivered to the Administrative Agent, the Backup Servicer, each Lender and Standard & Poor’s an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) Seller shall have delivered to the Administrative Agent, the Backup Servicer, each Lender and Standard & Poor’s an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to preserve and protect the interest of the Purchaser and the Collateral Agent for the benefit of the Secured Parties and the Lenders in the Opinion Collateral and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

SECTION 8.5. Waiver of Past Defaults. The Administrative Agent and the Majority Lenders may waive in writing any default by the Seller in the performance of its obligations under this Agreement and the consequences thereof. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default or other event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 8.6. Reporting Requirements. (a)(a) The Seller shall furnish, or cause to be furnished to each Lender and the Administrative Agent:

(i) Audit Report. As soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a copy of the consolidated balance sheet of the Seller and its Affiliates as at the end of such fiscal year, together with the related statements of earnings, stockholders’ equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP certified (which certification shall be unqualified) by Independent Accountants.

(ii) Quarterly Statements. As soon as available, but in any event within 45 days after the end of each fiscal quarter (except the fourth fiscal quarter) of the Seller, copies of the unaudited condensed consolidated balance sheet of the Seller and its Affiliates as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders’ equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of the Seller as presenting fairly the financial condition and results of operations of the Seller and its Affiliates (subject to normal year-end adjustments).

(b) For so long as Seller is subject to the reporting requirements of Section 13(a) of the Exchange Act, its filing of the annual and quarterly reports required under said act, on a timely basis, shall be deemed compliance with this Section 8.6.

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ARTICLE IX

THE SERVICER

SECTION 9.1. Representations and Covenants of Servicer. The Servicer (and the Backup Servicer, in the case of clause (j) below) makes the following representations and covenants on which the Purchaser relies in acquiring the Receivables, on which the Lenders rely in making the Loans, on which the Collateral Agent relies in accepting a pledge of the Receivables under the Security Agreement, on which the Administrative Agent relies in accepting its duties under the Credit Agreement and other Loan Documents. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Receivables conveyed by the Closing Date, and as of the applicable Funding Date, in the case of Receivables conveyed by such Funding Date, and the representations and covenants shall survive the sale of the Receivables to the Purchaser and the pledge thereof to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation and in good standing under the laws of the State of California, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and service the Receivables.

(b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification except where the failure to so qualify or obtain such licenses or consents would not result in a Material Adverse Effect or a Material Adverse Change.

(c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Loan Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Loan Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

(d) Binding Obligation. This Agreement and the Loan Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the Loan Documents to which to the Servicer is a party, and the fulfillment of the terms of this Agreement and the Loan Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Loan Documents, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

(f) No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Loan Documents, (B) seeking to prevent the making of the Loans or the consummation of any of the transactions contemplated by this Agreement or any of the Loan Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents or otherwise have a Material Adverse Effect or result in a Material Adverse Change, or (D) relating to the Servicer and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Loans.

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(g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the making of the Loans or the consummation of the other transactions contemplated by this Agreement and the other Loan Documents, except such as have been duly made or obtained.

(h) Taxes. The Servicer has filed all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Servicer). Any taxes, fees and other governmental charges payable by the Servicer in connection with consummation of the transactions contemplated by this Agreement and the other Loan Documents to which the Servicer is a party and the fulfillment of the terms of this Agreement and the other Loan Documents to which the Servicer is a party have been paid or shall have been paid as of each Funding Date.

(i) Chief Executive Office. The Servicer hereby represents and warrants to the Administrative Agent and the Collateral Agent, on behalf of the Secured Parties, that the Servicer’s principal place of business and chief executive office is 3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169.

(j) Data Mapping. Neither the Servicer nor the Backup Servicer is aware of any fact that would cause such Person reasonably to believe that the Servicer’s servicing data cannot be mapped from the Servicer’s system to the Backup Servicer’s system.

(k) Changes to Servicing Guidelines. The Servicer (if CPS) covenants that it will not make any material changes to the Servicing Guidelines prior to the Termination Date without the prior written consent of the Administrative Agent.

(l) Cooperation. If an Event of Default shall have occurred and be continuing, Servicer shall cooperate with and provide all information and access reasonably requested by the Administrative Agent or any Lender in connection with any actions taken pursuant to Section 8.02 of the Credit Agreement.

(m) Texas Franchise Tax. The Servicer agrees to make timely payment, when due, of any Texas Franchise Tax that may be imposed, assessed or levied by the taxing authority of the State of Texas on or in respect of the Conveyed Property, the Seller, the Servicer, the Purchaser or the Borrower.

(n) Certificate, Statements and Reports. The officer’s certificates, statements, reports and other documents prepared by the Servicer and furnished by the Servicer to the Purchaser, the Administrative Agent, the Backup Servicer, the Account Bank, the Custodian or any Lender pursuant to this Agreement or any other Loan Document to which it is a party, or otherwise in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(o) Legal Counsel, etc. The Servicer consulted with its own legal counsel and Independent Accountants to the extent it deems necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated hereby, the Servicer is not participating in such transactions in reliance on any representations of any other party, their affiliates, or their counsel with respect to tax, accounting and regulatory matters.

(p) No Material Adverse Change since December 31, 2023. No Material Adverse Change has occurred with respect to the Servicer since the end of the fiscal year reported on in the Servicer’s Form 10-K filed with the Commission on March 15, 2024.

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(q) No Default. The Servicer is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under (i) any law or statute applicable to it, including, without limitation, any Consumer Law, (ii) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties or (iii) (x) any indebtedness or any instrument or agreement under or pursuant to which any such indebtedness has been, or could be, issued or incurred or (y) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, including, without limitation, the Loan Documents, except as reflected on Schedule C hereto, that either individually or in the aggregate, (A) would result in a Material Adverse Change with respect to the Servicer, or in any impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or (B) would result in a Material Adverse Effect.

(r) Other Obligations. The Servicer is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any of the Loan Documents to which it is a party or in any agreement or instrument to which it is a party or by which it is bound the result of which would have a Material Adverse Effect or result in a Material Adverse Change.

(s) Compliance With Laws. The Servicer has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties.

(t) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the best knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement which (i) asserts the invalidity of this Agreement or any other Loan Document, or (ii) except as disclosed in the Servicer’s most recent Form 10-K filed with the Securities and Exchange Commission (under the heading “Legal Proceedings”), seeks any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under this Agreement.

(u) Ability to Service. The Servicer is an experienced servicer of motor vehicle installment contracts, with the facilities, procedures, and experienced personnel necessary for the sound servicing of motor vehicle installment contracts of the same type as the Receivables consistent with the servicing practices of prudent institutions which service motor vehicle installment contracts of the same type as the Receivables. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every duty and obligation of the Servicer contained in this Agreement or any other Loan Document to which it is a party.

(v) Servicing in Accordance with Servicing Standard. The collection practices to be used by the Servicer with respect to the Receivables will be at all times consistent with the Servicing Standard. Without limitation of the foregoing, the Servicer shall duly satisfy all obligations on its part to be fulfilled hereunder or in connection with each Receivable.

(w) No Untrue Statements. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant hereto or in connection with the transaction contemplated hereby contains any untrue statement of a material fact on the part of the Servicer.

(x) Insurance Policies in Effect. The Servicer has in effect, and shall cause to remain in effect for the duration of this Agreement, all insurance policies and fidelity bonds required to be maintained pursuant to Section 4.4 of this Agreement.

SECTION 9.2. Liability of Servicer; Indemnities.

(a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer in the Loan Documents to which it is a party.

(i) The Servicer shall defend, indemnify and hold harmless the Purchaser, the Administrative Agent, the Collateral Agent, the Backup Servicer, the Account Bank, the Custodian, each Lender and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership, repossession or operation by the Servicer or any Affiliate or agent or sub-contractor thereof of any Financed Vehicle.

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(ii) CPS, as Servicer, shall indemnify, defend and hold harmless the Purchaser, the Administrative Agent, the Collateral Agent, the Backup Servicer, the Account Bank, the Custodian, each Lender and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted with respect to the time period when CPS was acting as Servicer against any of such parties with respect to the transactions contemplated in this Agreement and the other Loan Documents, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes (other than as set forth in subparagraph (vi) below) asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Purchaser, the pledge thereof to the Collateral Agent for the benefit of the Secured Parties or the borrowing of the Loans) and costs and expenses in defending against the same.

(iii) The Servicer shall indemnify, defend and hold harmless the Purchaser, the Administrative Agent, the Collateral Agent, the Backup Servicer, the Account Bank, the Custodian, each Lender and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Purchaser, the Administrative Agent, the Collateral Agent, the Backup Servicer, the Account Bank, the Custodian, such Lender or other Person through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its obligations or duties under this Agreement or by reason of reckless disregard of its obligations or duties under this Agreement or as a result of a breach of any representation, warranty, covenant or other agreement made by the Servicer in this Agreement or in any other Loan Document to which it is a party.

(iv) The Servicer shall indemnify, defend, and hold harmless the Administrative Agent, the Collateral Agent, the Account Bank, the Custodian and the Backup Servicer from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (A) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Administrative Agent, the Collateral Agent, the Account Bank, the Custodian or the Backup Servicer, as applicable or (B) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Administrative Agent, the Collateral Agent, the Account Bank, the Custodian or the Backup Servicer.

(v) The Servicer shall indemnify, defend and hold harmless the Purchaser, the Administrative Agent, the Collateral Agent, the Backup Servicer, the Account Bank, the Custodian, each Lender and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of or relating to the failure of a Receivable to be serviced in compliance with all requirements of law, including without limitation all Consumer Laws, and for any breach of any of the Servicer’s representations and warranties, covenants or other agreements contained herein or in any other Loan Document to which the Servicer is a party.

(vi) CPS, as Servicer, shall indemnify, defend and hold harmless the Purchaser, the Administrative Agent, the Collateral Agent, the Backup Servicer, the Account Bank, the Custodian, each Lender and their respective officers, directors, agents and employees from and against any Texas Franchise Tax asserted with respect to the time period when CPS was acting as Servicer against any of such parties with respect to the transactions contemplated in this Agreement and the other Loan Documents and costs and expenses in defending against the same.

(b) Notwithstanding the foregoing, the Servicer shall not be obligated to defend, indemnify, and hold harmless any Lender for any losses, claims, damages or liabilities incurred by such Lender arising out of claims, complaints, actions and allegations relating to Section 406 of ERISA or Section 4975 of the Code as a result of the making of any Loan by such Lender with the assets of a plan subject to such provisions of ERISA or the Code.

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(c) For purposes of this Section 9.2, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 9.3) as Servicer pursuant to Section 10.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 10.2. The provisions of this Section 9.2(c) shall in no way affect the survival pursuant to Section 9.2(d) of the indemnification by the Servicer provided by Section 9.2(a).

(d) Indemnification under this Section 9.2 shall survive the termination of this Agreement and the other Loan Documents and any resignation or removal of CPS or any successor Servicer as Servicer and shall include reasonable fees and expenses of counsel and expenses of litigation. These indemnity obligations shall be in addition to any obligation that the Servicer may otherwise have under applicable law, hereunder or under any other Loan Document. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

SECTION 9.3. Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

(a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease all or substantially all of its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement and the other Loan Documents to which it is a party. Any corporation or other Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and the other Loan Documents to which it is a party and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement and the other Loan Documents to which it is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Administrative Agent, the Backup Servicer and each Lender. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 9.1 shall have been breached (for purposes hereof, such representations and warranties shall be deemed made as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become Event of Default shall have occurred and be continuing, (y) the Servicer shall have delivered to the Administrative Agent and each Lender an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Administrative Agent and each Lender an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Purchaser and the Collateral Agent for the benefit of the Secured Parties in the Opinion Collateral and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

(b) Any Person (i) into which the Backup Servicer (in its capacity as Backup Servicer or successor Servicer) may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

SECTION 9.4. [RESERVED]

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SECTION 9.5. Delegation of Duties. The Servicer may at any time delegate duties under this Agreement to sub-contractors who are in the business of servicing automotive receivables with the prior written consent of the Administrative Agent; provided, however, that no such delegation or subcontracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 9.6. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 9.3, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Administrative Agent does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person or, (ii) in the case of the Backup Servicer, upon the prior written consent of the Administrative Agent. Any such determination permitting the resignation of the Servicer or Backup Servicer pursuant to clause (i) in the immediately preceding sentence shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Administrative Agent. No resignation of the Servicer shall become effective until the Backup Servicer or an entity acceptable to the Administrative Agent shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until an entity acceptable to the Administrative Agent shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 9.6, the Backup Servicer may petition a court for its removal.

ARTICLE X

DEFAULT

SECTION 10.1. Servicer Termination Events. For purposes of this Agreement and the other Loan Documents, each of the following shall constitute a “Servicer Termination Event”:

(a) Any failure by the Servicer or, for so long as the Seller or an Affiliate of the Purchaser is the Servicer, the Purchaser, to deliver or cause to be delivered any proceeds or payment required to be so delivered under this Agreement or any other Loan Document that continues unremedied for a period of two Business Days (or one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Administrative Agent or a Lender or after discovery of such failure by a Responsible Officer of the Servicer;

(b) Failure by the Servicer to deliver, or cause to be delivered, to the Administrative Agent and the Backup Servicer, any Servicer’s Certificate by 12:00 noon New York City time on the second Business Day after the date on which such Servicer’s Certificate is required to be delivered;

(c) Failure by the Servicer or, for so long as the Seller or an Affiliate of the Purchaser is the Servicer, the Purchaser, to perform or observe any term, covenant or agreement of the Servicer or the Purchaser, as applicable, set forth in this Agreement or any other Loan Document (other than any term, covenant or agreement referred to in another subparagraph of this Section 10.1), which failure (i) materially and adversely affects the rights of the Administrative Agent or any of the Lenders and (ii) except for covenants relating to merger and consolidation or preservation of ownership or security interests in the Financed Vehicles, continues unremedied for a period of 30 days after the earlier of knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Administrative Agent or a Lender;

(d) The occurrence of an Insolvency Event with respect to the Servicer (or, for so long as the Seller or an Affiliate of the Purchaser is the Servicer, the Purchaser);

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(e) Any representation, warranty or statement of the Servicer made in this Agreement or any other Loan Document to which it is a party or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in this Agreement relating to the characteristics of the Receivables), and such incorrectness materially and adversely affects the Purchaser, the Administrative Agent or any Lender and is not cured within 30 calendar days after the earlier of knowledge thereof by the Servicer or, after written notice thereof shall have been given to the Servicer by the Administrative Agent or a Lender, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall have not been eliminated or otherwise cured;

(f) A Material Adverse Change with respect to the Servicer shall occur;

(g) An Event of Default shall have occurred (so long as CPS is Servicer); and

(h) A Change of Control of CPS shall occur.

In the event that the Servicer, the Seller, the Purchaser, the Borrower or the Backup Servicer gains knowledge of the occurrence of a Servicer Termination Event, the Servicer, the Seller, the Purchaser, the Borrower, the Administrative Agent or the Backup Servicer, as applicable, shall promptly notify each Lender in writing of such occurrence; provided, that, the Servicer shall be deemed to satisfy such obligation upon its delivery of an Officer’s Certificate in accordance with Section 4.10.

SECTION 10.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Administrative Agent and the Majority Lenders, by notice given in writing to the Backup Servicer, each other Lender and the Servicer, may terminate all of the rights and obligations of the Servicer under this Agreement. The outgoing Servicer shall be entitled to its pro rata share of the Servicing Fee for the number of days in the Accrual Period prior to the effective date of its termination. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Loans or the Receivables and Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Administrative Agent and the Majority Lenders under Section 10.3); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the outgoing Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the outgoing Servicer, which obligations and claims shall remain those of the outgoing Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the outgoing Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Purchaser as lienholder or secured party on the related Lien Certificates, or otherwise. Without limiting the servicing transfer procedures set forth in Section 10.8, the outgoing Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the outgoing Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the outgoing Servicer for deposit, or have been deposited by the outgoing Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files that shall at the time be held by the outgoing Servicer and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring any Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 10.2 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In addition, any successor Servicer shall be entitled to payment from the immediate predecessor Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer, and to the extent not so paid, such payment shall be made pursuant to Section 5.7. Upon receipt of notice of the occurrence of a Servicer Termination Event, the Administrative Agent shall give notice thereof to each Lender, the Backup Servicer, the Account Bank and Standard & Poor’s. If requested by the Administrative Agent and the Majority Lenders, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Administrative Agent, at the successor Servicer’s expense (which expense shall be reimbursable as a transition expense of the Backup Servicer under Section 5.7(a)(i) or (b)(i), as applicable). The outgoing Servicer shall grant the Administrative Agent, the successor Servicer and each Lender reasonable access to the outgoing Servicer’s premises at the outgoing Servicer’s expense.

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SECTION 10.3. Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 10.2, or upon the resignation of the Servicer pursuant to Section 9.6, the outgoing Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of expiration and non-renewal of the term of the Servicer upon the expiration of such term, and, in the case of resignation, until (i) the later of (x) the date 45 days from the delivery to the Administrative Agent of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel or (ii) such time as a successor Servicer shall assume all of the rights and obligations of the predecessor Servicer hereunder and under any other Loan Document (each such date, as applicable, a “Servicing Transfer Date”); provided, however, that the outgoing Servicer shall not be relieved of its duties, obligations and liabilities as Servicer until a successor Servicer has assumed such duties, obligations and liabilities. Notwithstanding the preceding sentence, if the Backup Servicer or any other successor Servicer shall not have assumed the duties, obligations and liabilities of the Servicer within 45 days of the termination, non-extension or resignation described in this Section 10.3, the outgoing Servicer may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the outgoing Servicer. Pending appointment as successor Servicer, the Backup Servicer (or such other Person as shall have been appointed by the Administrative Agent and the Majority Lenders) shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. In the event of termination of the Servicer, Computershare Trust Company, National Association, as the Backup Servicer shall assume the obligations of Servicer hereunder on the date, and shall be the successor in all respects to the predecessor Servicer (except as otherwise expressly provided in this Agreement), specified in the written notice delivered by the Administrative Agent to the Backup Servicer and the Servicer pursuant to Section 10.2 (the “Assumption Date”) and be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on such predecessor as Servicer (except to the extent that such responsibilities, duties and liabilities have been modified for the successor Servicer pursuant to the terms hereof), or, in the event that the Administrative Agent and the Majority Lenders shall have determined that a Person other than the Backup Servicer shall be the successor Servicer in accordance with Section 10.2, on the date of the execution of a written assumption agreement by such Person to serve as successor Servicer. Notwithstanding the Backup Servicer’s assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of the Seller as Servicer, or any successor Servicer, under this Agreement arising on and after the Assumption Date, the Backup Servicer shall not be deemed to have assumed or to become liable for, or otherwise have any liability for any duties, responsibilities, obligations or liabilities of the Seller or any other Servicer arising on or before the Assumption Date, whether provided for by the terms of this Agreement, arising by operation of law or otherwise, including, without limitation, any liability for any duties, responsibilities, obligations or liabilities of the Seller or any other Servicer arising on or before the Assumption Date under Section 4.7 or 9.2 of this Agreement, regardless of when the liability, duty, responsibility or obligation of the Seller or any other Servicer therefor arose, whether provided by the terms of this Agreement, arising by operation of law or otherwise. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, the Backup Servicer or the Administrative Agent and the Majority Lenders may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the outgoing Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 9.6, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 10.2, or the resignation of the Servicer pursuant to Section 9.6. If upon the termination of the Servicer pursuant to Section 10.2, or the resignation of the Servicer pursuant to Section 9.6, the Administrative Agent and the Majority Lenders appoint a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

(b) Any successor Servicer shall be compensated while then acting in such capacity as described in Section 4.8.

SECTION 10.4. Notification to the Lenders. Upon any termination of, or appointment of a successor to, the Servicer, the Administrative Agent shall give prompt written notice thereof to each Lender and Standard & Poor’s.

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SECTION 10.5. Waiver of Past Defaults. The Administrative Agent and the Majority Lenders may waive in writing any default by the Servicer in the performance of its obligations under this Agreement and the consequences thereof. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 10.6. Action Upon Certain Failures of the Servicer. In the event that the Administrative Agent shall have knowledge of any failure of the Servicer specified in Section 10.1 that would give rise to a right of termination under such Section upon the Servicer’s failure to remedy the same after notice, the Administrative Agent shall give notice thereof to the Servicer, the Backup Servicer and each Lender. For all purposes of this Agreement (including, without limitation, this Section 10.6), the Administrative Agent shall not be deemed to have knowledge of any failure of the Servicer as specified in Sections 10.1(c) through (j) unless notified thereof in writing by the Servicer, the Backup Servicer or any Lender. The Administrative Agent shall be under no duty or obligation to investigate or inquire as to any potential failure of the Servicer specified in Section 10.1.

SECTION 10.7. Continued Errors. Notwithstanding anything contained herein to the contrary, if the Backup Servicer becomes successor Servicer it is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Backup Servicer as successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Backup Servicer as successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the Backup Servicer as successor Servicer shall have no duty or responsibility for such Continued Errors; provided, however, that the Backup Servicer as successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Backup Servicer as successor Servicer becomes aware of Errors or Continued Errors, the Backup Servicer as successor Servicer shall, with the prior consent of the Administrative Agent, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The Backup Servicer as successor Servicer shall be entitled to recover its costs thereby expended in accordance with Sections 5.7(a)(i) and 5.7(a)(x).

SECTION 10.8. Servicing Transfer. On the Servicing Transfer Date, the Purchaser, or its designees, shall assume all servicing responsibilities related to, and the Servicer shall cease all servicing responsibilities related to, the Receivables. On or prior to the Servicing Transfer Date the Servicer shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Receivables to the successor Servicer, including but not limited to the following:

(a) Notice to Obligors. The replaced Servicer shall mail to the Obligor of each Receivable, a letter advising the Obligor of the transfer of the servicing of the related Receivable to the successor Servicer. The replaced Servicer shall provide the Purchaser and the Administrative Agent with copies of all such notices no later than the Servicing Transfer Date.

(b) Delivery of Servicing Records. The replaced Servicer shall forward to the successor Servicer, or its designee, all servicing records (including, without limitation, the Servicing File and any Receivables File in the replaced Servicer’s possession) relating to each Receivable including the information enumerated in this Agreement.

(c) Receivable Payments Received Prior to Servicing Transfer Date. All Scheduled Receivable Payments received by the replaced Servicer prior to the Servicing Transfer Date on each Receivable shall be properly applied by the replaced Servicer to the account of the particular Obligor.

(d) Receivable Payments Received After Servicing Transfer Date. The amount of any checks in respect of a Receivable received by the replaced Servicer after the Servicing Transfer Date shall be forwarded to the Purchaser or its designees by overnight mail on the date of receipt. The replaced Servicer shall notify the Purchaser and the Administrative Agent of the particulars of the payment, which notification requirement shall be satisfied if the replaced Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The replaced Servicer shall assume full responsibility for the necessary and appropriate legal application of all funds received by the replaced Servicer after the Servicing Transfer Date with respect to Receivables then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of all funds shall include, but not be limited to, endorsement of all funds to the Purchaser or its designee with the particulars of the payment such as the account number, dollar amount, date received and any special Obligor application instructions.

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(e) Misapplied Payments. Misapplied payments shall be processed as follows:

(i) All parties shall cooperate in correcting misapplication errors.

(ii) The party receiving notice of a misapplied payment occurring prior to the Servicing Transfer Date and discovered after the Servicing Transfer Date shall notify the other party.

(iii) If a misapplied payment which occurred prior to the Servicing Transfer Date has resulted in any shortage of payments to the Purchaser, the replaced Servicer shall be liable for the amount of such shortage. The replaced Servicer shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser. If a misapplied payment which occurred prior to the Servicing Transfer Date has resulted in any overage of payments to the Purchaser, the Purchaser shall return the amount of such overage to the replaced Servicer within thirty (30) days after receipt of written demand therefor from the replaced Servicer.

(iv) Any check issued under the provisions of this Section 10.8 shall be accompanied by a statement indicating the replaced Servicer and/or the Purchaser, Receivable identification number and an explanation of the allocation of any such payments.

(f) Books and Records. On the Servicing Transfer Date, the books, records and accounts of the replaced Servicer with respect to the Receivables shall be in form and substance reasonably acceptable to the Administrative Agent and (if the Backup Servicer is the successor Servicer) the Backup Servicer prior to transfer to the successor Servicer.

(g) Reconciliation. The replaced Servicer shall, on or before the Servicing Transfer Date, reconcile the Principal Balances of all Receivables to be transferred and make any monetary adjustments required by the Purchaser. Any such monetary adjustments will be transferred between the replaced Servicer and the Purchaser as appropriate.

(h) IRS Forms. The replaced Servicer shall prepare and file all IRS forms 1099 and other applicable forms and reports which are required to be filed with respect to any period occurring prior to the Servicing Transfer Date in relation to the servicing of the Receivables. The replaced Servicer shall provide copies of such forms to the Purchaser and the Administrative Agent upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the replaced Servicer’s failure to comply with this paragraph. The Purchaser or its designee shall prepare and file all such reports with respect to any period commencing on or after the Servicing Transfer Date.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1. Amendment.

(a) This Agreement may not be waived, amended or otherwise modified except in a writing signed by the parties hereto and the Administrative Agent (acting at the direction of the Majority Lenders), and with five (5) days’ prior written notice to Standard & Poor’s; provided, that the consent of the Backup Servicer shall not be required in respect of any waiver, amendment or other modification that does not alter its rights, privileges, immunities, duties or obligations hereunder; provided, further, that any such amendment shall be subject to Section 9.01 of the Credit Agreement.

(b) Prior to the execution of any amendment, waiver, modification or consent to this Agreement the Administrative Agent shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment, waiver, modification or consent is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 11.2(i)(i).

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(c) The Backup Servicer, the Account Bank and the Custodian may, but shall not be obligated to, enter into any such amendment, waiver, modification or consent which affects the Backup Servicer’s own rights, duties or immunities under this Agreement or otherwise

(d) Promptly after the execution of any such waiver, amendment, modification or consent, the Administrative Agent shall furnish written notification of the substance of such waiver, amendment, modification or consent to each Lender, the Backup Servicer, the Account Bank, the Custodian and Standard & Poor’s.

SECTION 11.2. Protection of Title to Property.

(a) The Seller, the Purchaser, the Borrower or the Servicer or each of them shall authorize, execute (if necessary) and file such financing statements and cause to be authorized, executed (if necessary) and filed such continuation statements, all in such manner and in such places and take such other action as may be required by law fully to preserve, maintain and protect the interest of the Purchaser and the interests of the Collateral Agent for the benefit of the Secured Parties in the Collateral and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Administrative Agent and the Backup Servicer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) None of the Seller, the Purchaser, the Borrower or the Servicer shall change its name, identity, jurisdiction of organization, form of organization or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506(a) of the UCC, unless it shall have given each Lender, the Backup Servicer and the Administrative Agent at least thirty (30) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Purchaser, the Seller, the Borrower or the Servicer, as the case may be, shall deliver an Opinion of Counsel to the Administrative Agent and each Lender, in a form and substance reasonably satisfactory to the Administrative Agent, stating either (A) all financing statements and continuation statements have been authorized, executed and filed that are necessary fully to preserve and protect the interest of the Purchaser and the Collateral Agent for the benefit of the Secured Parties in the Collateral and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(c) Each of the Seller, the Purchaser, the Borrower and the Servicer shall have an obligation to give each Lender, the Backup Servicer and the Administrative Agent at least 60 days’ prior written notice of any relocation of its chief executive office or a change in its corporate structure, jurisdiction of organization or name and shall file amendments, continuation statements and new financing statements if, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement to fully preserve and protect the interest of the Purchaser and the Collateral Agent on behalf of the Secured Parties in the Collateral and the proceeds thereof. The Servicer shall at all times be organized under the laws of the United States (or any State thereof) and maintain its chief executive office and jurisdiction of organization, within the United States of America.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables and the Other Conveyed Property to the Purchaser, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser and pledged to the Collateral Agent for the benefit of the Secured Parties. Indication of the Purchaser’s and the Collateral Agent’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

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(f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser and pledged to the Collateral Agent for the benefit of the Secured Parties.

(g) The Servicer shall permit the Administrative Agent, the Backup Servicer and each Lender and their respective agents upon reasonable notice and at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(h) Upon request, the Servicer shall furnish to any Lender, the Backup Servicer or the Administrative Agent, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then pledged to the Collateral Agent for the benefit of the Secured Parties, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the lien of the Security Agreement.

(i) The Servicer shall deliver to each Lender and the Administrative Agent:

(i) if required pursuant to Section 11.1, simultaneously with the execution and delivery of each amendment, waiver, or consent, an Opinion of Counsel, in form and substance satisfactory to the Administrative Agent, stating that in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized, executed and filed that are necessary fully to preserve and protect the interest of the Purchaser and the Collateral Agent for the benefit of the Secured Parties in the Opinion Collateral, and reciting the details of such filings or referring to a prior Opinion of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

(ii) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, the opinion of such counsel, either (a) all financing statements and continuation statement have been authorized, executed and filed that are necessary fully to preserve and protect the interest of the Purchaser and the Collateral Agent for the benefit of the Secured Parties in the Opinion Collateral, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

Subject to Section 4.5, the Seller hereby authorizes the Administrative Agent, the Collateral Agent and their respective agents to file such financing statements and continuation statements and take such other actions as the Administrative Agent or the Collateral Agent may deem advisable in connection with the security interest granted by the Seller pursuant to Section 2.2 to the extent permitted by applicable law. Any such financing statements and continuation statements shall be prepared by the Purchaser or the Administrative Agent.

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SECTION 11.3. Notices. All demands, notices, reports and communications upon or to the Seller, the Servicer, the Purchaser, the Borrower, the Administrative Agent, the Backup Servicer, the Account Bank, the Custodian or any Lender under this Agreement and each other Loan Document shall be in writing in the manner described in Section 9.07 of the Credit Agreement (a) in the case of the Seller, to Consumer Portfolio Services, Inc., 3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169, Attention: General Counsel, Telecopy: (888) 577-7923; (b) in the case of the Servicer, to Consumer Portfolio Services, Inc., 3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169, Attention: General Counsel, Telecopy: (888) 577-7923; (c) in the case of the Purchaser, to Page Eight Funding LLC, 19500 Jamboree Road, Irvine, CA 92612, Attention: General Counsel, Telecopy: (949) 753-6897; (d) in the case of the Backup Servicer, the Custodian and the Account Bank at Computershare Trust Company, National Association,1505 Energy Park Drive, St. Paul, MN 55108, Attention: Computershare Corporate Trust —Asset Backed Administration; (e) in the case of the Administrative Agent, the Collateral Agent, and the initial Class A Lender (I) to Citibank, N.A., 1 Penns Way, Ops 2 Floor 2, New Castle, Delaware 19720, Attention: Global Loans – Conduit Operations, Email: conduitoperations@citi.com Telephone: 302-323-5492 (II) to 388 Greenwich Street, 6th Floor Trading, New York, NY 10013, Attn: Citi –Global ABS Financing & Securitization, Spread Products and (III) by e-mail to each person on Schedule D hereto; (f) in the case of the initial Class B Lenders, to the address, telephone number and email address reflected in clause (e); (g) in the case of any subsequent Lenders, at the address reflected on the Register; and (h) in the case of Standard & Poor’s, via electronic delivery to Servicer_reports@sandp.com; for any information not available in electronic format, send hard copies to: Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: ABS Surveillance Group; or, in each such case, at such other address or facsimile number as may be designated by such party in a notice to the other parties. In addition, the Purchaser shall promptly post any such notice given to Standard & Poor’s to the website maintained by the Purchaser for notifications to nationally recognized statistical rating organizations in accordance with Rule 17g-5. The Administrative Agent may deliver to the Lenders any notices, reports, Servicer’s Certificates or any other documentation delivered to the Administrative Agent hereunder or under any other Loan Document that is not otherwise specifically required to be delivered by the Administrative Agent to the Lenders, but is under no obligation to so deliver such documentation and shall not be liable for the content thereof. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Lenders shall receive such notice.

SECTION 11.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.4, 9.3 and this Section 11.4 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Purchaser, the Seller, the Borrower or the Servicer without the prior written consent of the Administrative Agent and the Majority Lenders, the prior written consent of the Backup Servicer (which consent shall not be unreasonably withheld if the Majority Lenders have consented to such assignment) and five (5) days’ prior written notice to Standard & Poor’s; provided however that, notwithstanding the foregoing, the Purchaser may pledge all of its right, title and interest herein to the Collateral Agent for the benefit of the Secured Parties without the prior written consent of the Backup Servicer, the Administrative Agent and the Majority Lenders.

SECTION 11.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Collateral Agent and each Lender as a third-party beneficiary. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.7. Separate Counterparts. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

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SECTION 11.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.9. Governing Law. THIS AGREEMENT (OTHER THAN SECTIONS 2.1(A) AND 2.2 HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTIONS 2.1(A) AND 2.2 OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER SUCH SECTIONS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.10. Assignment to Collateral Agent. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Purchaser to the Collateral Agent pursuant to the Security Agreement for the benefit of the Secured Parties of all right, title and interest of the Purchaser in, to and under the Receivables and Other Conveyed Property and/or the assignment of any or all of the Purchaser’s rights and obligations hereunder to the Collateral Agent for the benefit of the Secured Parties.

SECTION 11.11. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the day upon which the outstanding principal amount of the Loans has been reduced to zero, all Secured Obligations and all other amounts due and payable to the Lenders pursuant to the Loan Documents have been paid in full, acquiesce, petition or otherwise invoke or cause the Purchaser to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

SECTION 11.12. Limitation of Liability of Backup Servicer, Account Bank and Custodian. Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Computershare Trust Company, National Association, not in its individual capacity but solely as Backup Servicer, Custodian and Account Bank, and in no event shall Computershare Trust Company, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Purchaser hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Purchaser.

SECTION 11.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Purchaser, the Administrative Agent and the Backup Servicer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Purchaser in any way and shall not otherwise be deemed an agent of the Purchaser.

SECTION 11.14. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and the Purchaser as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others, except as expressly provided in this Agreement and the other Loan Documents.

SECTION 11.15. Intention of Parties Regarding Delaware Securitization Act. It is the intention of the Purchaser and the Seller that the transfer and assignment of the property contemplated by Section 2.1(a) of this Agreement shall constitute a sale of property from the Seller to the Purchaser, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to such assets shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. In addition, for purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

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(a) any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Seller;

(b) none of the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement;

(c) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller’s property, assets, rights or estate; and

(d) the transaction contemplated by this Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.

SECTION 11.16. Special Supplemental Agreement. If any party to this Agreement is unable to sign any amendment or supplement due to its dissolution, winding up or comparable circumstances, then the consent of the Administrative Agent and the Majority Lenders shall be sufficient to amend this Agreement without such party’s signature.

SECTION 11.17. Full Recourse to the Purchaser and the Borrower. The obligations of the Purchaser and the Borrower under this Agreement and the other Loan Documents to which it is a party shall be full recourse obligations of the Purchaser and the Borrower. Notwithstanding the foregoing, no recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of, or claim against, the Purchaser or the Borrower arising out of or based upon any provision herein or under any other Loan Document, against any member, employee, officer, agent, director or authorized person of the Purchaser or the Borrower or any Affiliate thereof except as the Purchaser or the Borrower may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. Nothing contained in this Section shall limit or be deemed to limit any obligations of the Purchaser, the Borrower, the Seller or the Servicer hereunder or under any other Loan Document, which obligations are full recourse obligations of the Purchaser, the Borrower, the Seller and the Servicer, respectively.

SECTION 11.18. [Reserved].

SECTION 11.19. Termination. Except as otherwise provided herein, the respective obligations and responsibilities of the Seller, the Purchaser, the Borrower, the Servicer, the Backup Servicer, the Account Bank, the Custodian and the Administrative Agent created hereby shall terminate on the Termination Date; provided, however, in any case there shall be delivered to the Administrative Agent and each Lender an Opinion of Counsel that all applicable preference periods under federal, State and local bankruptcy, insolvency and similar laws have expired with respect to the payments pursuant to this Section 11.19. The Servicer shall promptly notify the Administrative Agent, the Seller, the Purchaser, the Backup Servicer, the Account Bank, the Custodian and each Lender of any prospective termination pursuant to this Section 11.19.

SECTION 11.20. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY OTHER BASIC DOCUMENT OR ANY DOCUMENT RELATED HERETO OR THERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

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SECTION 11.21. Waiver of Trial by Jury. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY OTHER BASIC DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT.

SECTION 11.22. Process Agent. Each of the Purchaser, Seller, Servicer, Administrative Agent, the Account Bank, the Custodian and Backup Servicer agrees that the process by which any proceedings in the State of New York are begun may be served on it by being delivered by certified mail at the chief executive office or corporate trust office, as applicable, or at its registered office for the time being. If such person is not or ceases to be effectively appointed to accept service of process on the Purchaser’s, Seller’s, Servicer’s, Administrative Agent’s, the Account Bank’s, the Custodian’s or Backup Servicer’s behalf, the Purchaser, Seller, Servicer, Administrative Agent, the Account Bank, the Custodian or Backup Servicer, as applicable, shall, on the written demand of the process agent, appoint a further person in the State of New York to accept service of process on its behalf and, failing such appointment within [***] days, the process agent shall be entitled to appoint such a person by written notice to the Purchaser, Seller, Servicer, Administrative Agent, the Account Bank, the Custodian or Backup Servicer, as applicable. Nothing in this sub-clause shall affect the right of the process agent to serve process in any other manner permitted by law.

SECTION 11.23. Set-Off. (a)(a) Each of the Seller, the Purchaser, the Borrower and the Servicer agrees that it shall have no right of set-off or banker’s lien against, and no right to otherwise deduct from, any funds held in any account described herein or in the Loan Documents for any amount owed to it by any Lender.

(b) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of such rights, during the continuance of any Event of Default hereunder:

(i) each Lender is hereby authorized at any time and from time to time, without notice to the Purchaser or the Borrower, such notice being hereby expressly waived, to set-off any obligation owing by such Lender or any of its Affiliates to the Purchaser or the Borrower, or against any funds or other property of the Purchaser or the Borrower, held by or otherwise in the possession of such Lender or any of its Affiliates, the respective obligations of the Purchaser or the Borrower to such Lender under this Agreement and the other Loan Documents and irrespective of whether or not such Lender shall have made any demand hereunder or thereunder; provided that if a Class B Lender elects to exercise its right of set-off pursuant to this clause (i) at any time that the Class A Loans remain outstanding, such Class B Lender shall pay the amount of any such set-off to the Administrative Agent for deposit into the Collection Account for application pursuant to Section 5.7; and

(ii) each Lender is hereby authorized at any time and from time to time, without notice to the Seller or the Servicer, such notice being hereby expressly waived, to set-off any obligation owing by such Lender or any of its Affiliates to the Seller or the Servicer, or against any funds or other property of the Seller or the Servicer held by or otherwise in the possession of such Lender or any of its Affiliates, the respective obligations of the Seller or the Servicer to such Lender under this Agreement and the other Loan Documents and irrespective of whether or not such Lender shall have made any demand hereunder or thereunder; provided that if a Class B Lender elects to exercise its right of set-off pursuant to this clause (ii) at any time that it the Class A Loans remain outstanding, such Class B Lender shall pay the amount of any such set-off to the Administrative Agent for deposit into the Collection Account for application pursuant to Section 5.7.

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SECTION 11.24. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 11.25. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Loan Documents sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Loan Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 11.26. [Reserved].

SECTION 11.27. Administrative Agent; Majority Lenders. Notwithstanding anything contained in this Agreement or the other Loan Documents to the contrary, in taking or refraining from taking any action with respect to this Agreement or any other Loan Document, any Class A Lender, when acting as one of the Majority Lenders, shall be acting solely for its own benefit, and in each case not as agent, fiduciary or in any other capacity on behalf of CPS, the Purchaser, the Borrower, the Seller, the Servicer, any Class B Lender or any other Person. The interests of the Class A Lenders may be adverse to the interests of CPS, the Purchaser, the Borrower, the Seller, the Servicer, the Class B Lenders (or any of them), and the Class A Lenders are not obligated to consider the interests of CPS, the Purchaser, the Borrower, the Seller, the Servicer, any Class B Lender or any other Person in taking or refraining from taking any action under this Agreement or any other Loan Document (including without limitation, determining whether or not to extend the Servicer’s term, declaring an Event of Default, declaring a Servicer Termination Event, agreeing to any amendments to or waivers under any Loan Document, accelerating the Loans or exercising any other rights or remedies under any Loan Document or applicable law). Accordingly, any action taken or omitted by any Class A Lender under this Agreement or any other Loan Document may not be in the interests of, and may be directly adverse to the interests of, CPS, the Purchaser, the Borrower, the Seller, the Servicer and the Class B Lenders (or any of them). In addition, except as otherwise expressly provided in this Agreement or the other Loan Documents, the Class A Lenders shall, if an Event of Default, a Funding Termination Date or a Servicer Termination Event shall occur, have the sole and absolute discretion to exercise rights and remedies under the Loan Documents, including without limitation to terminate the Servicer and/or to cause an acceleration of the Class A Loans and the liquidation of the Collateral, in each case without regard to the interests of CPS, the Purchaser, the Borrower, the Seller, the Servicer, any Class B Lender or any other Person. CPS, the Purchaser, the Borrower, the Seller, the Servicer and the Class B Lenders hereby waive any and all conflicts of interest (if any) that may arise in respect of the exercise of any such rights or remedies by any Class A Lender.

Notwithstanding anything contained in this Agreement or the other Loan Documents to the contrary, in taking or refraining from taking any action with respect to this Agreement or any other Loan Document, the Administrative Agent and each Class A Lender, when acting as one of the Majority Lenders, shall approve or give its consent to any waiver, amendment, modification or consent affecting this Agreement or any other Loan Document strictly in compliance with Section 9.01 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

PAGE EIGHT FUNDING LLC, as Purchaser and Borrower

By /s/ Denesh Bharwani

Name: Denesh Bharwani

Title:   VP/CFO

CONSUMER PORTFOLIO SERVICES, INC., as Seller and Servicer

By: /s/ Denesh Bharwani

Name: Denesh Bharwani

Title:   EVP/CFP

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Backup Servicer, Custodian and Account Bank

By: /s/ Kristen Walters

Name: Kristen Walters

Title:   Vice President

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By: /s/ David DeBenedetto

Name: David DeBenedetto

Title:   Authorized Signatory

[Third Amended and Restated Sale and Servicing Agreement]

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SCHEDULE A

SCHEDULE OF RECEIVABLES

[Available upon request from Servicer]

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SCHEDULE B

LOCATION FOR DELIVERY OF RECEIVABLE FILES

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
Custody Vault
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: Computershare Corporate Trust –
     Asset-Backed Securities Vault

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SCHEDULE C

EXISTING DEFAULTS, BREACHES AND TRIGGER EVENTS

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SCHEDULE D

E-MAIL NOTICE ADDRESSES FOR INITIAL CLASS A LENDER AND CLASS B LENDER

conduitoperations@citi.com

CitiABSLendingNotices@citi.com

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EXHIBIT A-1

SERVICER’S CERTIFICATE

[***]

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EXHIBIT A-2

CONTENTS OF ELECTRONIC FILE

[On file with Administrative Agent.]

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EXHIBIT B

TRUST RECEIPT
PURSUANT TO SECTION 3.4 OF
THE SALE AND SERVICING AGREEMENT

[***]

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EXHIBIT C

RELEASE REQUEST
PURSUANT TO SECTION 3.5
OF THE SALE AND SERVICING AGREEMENT

[***]

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EXHIBIT D

FEE SCHEDULE

[On file with Administrative Agent]

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EXHIBIT E

CONTRACT PURCHASE GUIDELINES

[On file with Administrative Agent]

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EXHIBIT F

FORM OF ASSIGNMENT

This ASSIGNMENT (the “Assignment”) dated as of ____________, ____ executed between Page Eight Funding LLC, as Purchaser (the “Purchaser”), and Consumer Portfolio Services, Inc., as Seller (the “Seller”).

W I T N E S S E T H

WHEREAS, Purchaser and Seller, among others, are parties to the Third Amended and Restated Sale and Servicing Agreement dated as of November 1, 2024 (as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Sale and Servicing Agreement”); and

WHEREAS, pursuant to the Sale and Servicing Agreement, the Seller wishes to convey Receivables and related Other Conveyed Property (as each such term is defined in the Sale and Servicing Agreement) to the Purchaser hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser, intending to be legally bound, hereby agree as follows:

1. Definitions. All terms defined in the Sale and Servicing Agreement (whether directly or by reference to other documents) and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Cutoff Date” shall mean, with respect to the Receivables and the related Other Conveyed Property being conveyed hereby, the date specified in the addendum to the Schedule of Receivables attached as Schedule A hereto.

2. Conveyance of Receivables. Subject to the conditions specified in Section 2.1 of the Sale and Servicing Agreement and subject to the mutually agreed upon terms contained in the Sale and Servicing Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations set forth herein, in the Sale and Servicing Agreement and the other Loan Documents) all right, title and interest of the Seller in and to the following:

(i) the Receivables listed in Schedule A attached hereto (including, without limitation, (A) all Scheduled Receivables Payments and other amounts received with respect to the Contracts from the opening of business on the day after the Cut-Off Date and (B) the right to service such Contracts);

(ii) all monies received under the Receivables on and after the related Cutoff Date and all Net Liquidation Proceeds received with respect to the Receivables on and after the related Cutoff Date;

(iii) the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the related Contracts and any other interest of the Seller in such Financed Vehicles, including, without limitation, the Lien Certificates with respect to such Financed Vehicles;

(iv) all security deposits and other collateral provided by an Obligor as collateral security for its obligation under the related Contract;

(v) any proceeds from claims on any Receivables Insurance Policies or certificates relating to the Financed Vehicles securing the Receivables or the Obligors thereunder;

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(vi) all proceeds from recourse against Dealers with respect to the Receivables and all other rights (but none of the obligations) of the Seller arising out of or with respect to the Receivables under any agreements with Dealers;

(vii) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle under a Receivable or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

(viii) all instruments, chattel paper, Lien Certificates and other documents contained in the Receivables Files and Servicing Files relating to the Contracts, together with the Receivable File related to each Receivable and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables for Obligors of the Financed Vehicles;

(ix) the Data File and the Image File;

(x) all amounts and property from time to time held in or credited to the Collection Account or Lockbox Account;

(xi) all property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable that has been acquired by or on behalf of the Seller or the Purchaser pursuant to a liquidation of such Receivable;

(xii) the proceeds from any Servicer's errors and omissions policy or fidelity bond, to the extent such proceeds relate to any Receivable, Financed Vehicle or other Collateral; and

(xiii) the right to recover any Cram Down Losses;

(xiv) all Service Contracts; and

(xv) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

3. Restatement of Representations and Warranties of the Seller. The Seller hereby restates the representations and warranties set forth in Sections 3.1 (with respect to the Receivables specified in the attached addendum to the Schedule of Receivables attached as Schedule A hereto) and 8.1 of the Sale and Servicing Agreement with full force and effect as if the same were fully set forth herein. The Seller hereby certifies that all conditions precedent set forth in Section 2.1(b) of the Sale and Servicing Agreement and Sections 6.01 and 6.02 of the applicable Credit Agreement have been satisfied.

4. Restatement of Representations and Warranties of the Purchaser. The Purchaser hereby restates the representations and warranties set forth in Section 7.1 of the Sale and Servicing Agreement with full force and effect as if the same were fully set forth herein. The Purchaser hereby certifies that all conditions precedent set forth in Section 2.1(b) of the Sale and Servicing Agreement and Sections 6.01 and 6.02 of the applicable Credit Agreement have been satisfied.

5. Transfer and Assignment Sale of Receivables. The Seller hereby certifies that the Receivables and Other Conveyed Property sold to the Purchaser hereunder are free and clear of all Liens and that the beneficial interest in and title to the Receivables and Other Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, the transfer and assignment of the Receivables and Other Conveyed Property hereunder shall constitute a security interest in the property referred to in Section 2 above which security interest has been assigned to the Collateral Agent, acting on behalf of the Secured Parties, and this Assignment shall constitute a security agreement under applicable law.

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6. Further Encumbrance of Receivables and Other Conveyed Property.

(a) Immediately upon the conveyance to the Purchaser by the Seller of the Receivables and any item of related Other Conveyed Property pursuant to Section 2 above, all right, title and interest of the Seller in and to such Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Purchaser.

(b) Immediately upon the vesting of the Receivables and the Other Conveyed Property in the Purchaser, the Purchaser shall have the sole right to pledge or otherwise encumber such Receivables and the related Other Conveyed Property.

7. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Instrument.

8. Governing Law. THIS ASSIGNMENT (OTHER THAN SECTION 2) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION 2 OF THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER SUCH SECTIONS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

PAGE EIGHT FUNDING LLC,

as Purchaser

By: ____________________________________

Name: __________________________________

Title: ___________________________________

CONSUMER PORTFOLIO SERVICES, INC.,

as Seller

By: ____________________________________

Name: __________________________________

Title: ___________________________________

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EXHIBIT F

SCHEDULE A

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EXHIBIT G

FORM OF ADDITION NOTICE

[***]

75

EXHIBIT H

SERVICING GUIDELINES

[On file with Administrative Agent]

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EXHIBIT I

ADDITIONAL SERVICING COVENANTS

[***]

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EXHIBIT J

POWER OF ATTORNEY

STATE OF	)

)

COUNTY OF	)

KNOW ALL MEN BY THESE PRESENTS, that pursuant to that certain Third Amended and Restated Sale and Servicing Agreement, dated as of November 1, 2024, (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), PAGE EIGHT FUNDING LLC, together with its successors and assigns in such capacity (the “Purchaser”), acquired from Consumer Portfolio Services, Inc. (the “Seller” and the “Servicer”), certain motor vehicle contracts (the “Contracts”) as more specifically described in the Agreement.

Capitalized terms used but not defined herein shall have the meanings assigned thereto or incorporated by reference in the Agreement.

In connection with Purchaser’s acquisition of the Contracts, each of the Seller and the Servicer hereby constitutes and appoints ____________________________ (“Attorney-in-Fact”) and any of its employees, agents or assigns, as the Seller’s and the Servicer’s true and lawful attorney-in-fact, and in the Seller’s and the Servicer’s name, place and stead to act solely for the limited purpose of performing any or all of the acts described herein, and performing such other act or acts as may be customary and reasonably necessary and appropriate to effectuate any act described herein, only in connection with the servicing, administration, enforcement, transfer and/or further assignment of the Contracts sold to Purchaser pursuant to the Agreement and subsequently pledged to and pledged to Citibank, N.A., as Collateral Agent, under the Security Agreement:

•	endorse any checks or drafts payable to the Seller in the name of the Seller and in favor of Attorney-in-Fact;

•	to demand and receive from time to time any and all property, rights, titles, interests, and liens hereby sold, assigned, and transferred, or intended so to be, and to give receipts for same;

•	from time to time, to institute and prosecute, in Attorney-in-Fact’s own name, any and all proceedings at law, in equity, or otherwise, that Attorney-in-Fact may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the property, rights, titles, interests, and liens hereby sold, assigned, or transferred, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings in respect of any of the said property, rights, titles, interests, and liens;

•	to endorse, as appropriate, the certificates of title and lien certificates relating to the financed vehicle securing any Contract, in order to cause a change in the registration of legal owner of such financed vehicle to Purchaser or its assignee (including, without limitation, the Collateral Agent or its designee);

•	generally to do all and any such acts and things in relation to the Contracts as Attorney-in-Fact shall in good faith deem advisable, subject to the terms, provisions, and conditions hereof.

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The undersigned gives Attorney-in-Fact, and any of its employees, agents or assigns full power and authority to execute or endorse, deliver and deposit the above described documentation as if the undersigned were personally present, and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this limited power of attorney as fully as the undersigned might or could do, hereby ratifying and confirming all that Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

To induce any third party to act hereunder, each of the Seller and the Servicer hereby agrees that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that any notice of revocation or termination hereof or other revocation or termination hereof by operation of law shall be effective as to such third party upon notice to such third party.

This Power of Attorney shall not be affected by the subsequent dissolution or disability of the Seller, the Servicer or its authorized representatives.

EXECUTED this ____ day of [                    ]

CONSUMER PORTFOLIO SERVICES, INC.

By: ____________________________________

Name:

Title:

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EXHIBIT K

FORM OF DEALER AGREEMENT

[On file with Administrative Agent.]

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